UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. _____)

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MTS SYSTEMS CORPORATION
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MTS Systems Corporation 14000 Technology Drive Eden Prairie, MN 55344-2290 Telephone 952-937-4000 Fax: 952-937-4515 Info@mts.com www.mts.com

December 30, 2014

Dear MTS Shareholder:

MTS is holding a Virtual Annual Meeting of Shareholders this year on Tuesday, February 10, 2015, at 11:45 a.m. Central Standard Time.  You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MTSC2015.  You will need to provide your 12-digit control number that is on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail.

Your vote is important to us.  Last year, approximately 94% of the Company’s shares were voted at the Annual Meeting, and we thank our shareholders for their response.  We urge you to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible.  You may also request a paper proxy card to submit your vote by mail, if you prefer.  And, as indicated above, you may vote during the Annual Meeting online at www.virtualshareholdermeeting.com/MTSC2015.  Please help us to achieve another high response rate for the meeting on February 10, 2015.

I encourage you to attend our Virtual Annual Meeting of Shareholders on February 10, 2015, at 11:45 a.m. Central Standard Time by visiting www.virtualshareholdermeeting.com/MTSC2015.

Very truly yours,

David J. Anderson
Chairman of the Board

MTS SYSTEMS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 10, 2015

The annual meeting of shareholders of MTS Systems Corporation (the “Company”) will be held on Tuesday, February 10, 2015, as a virtual meeting at www.virtualshareholdermeeting.com/MTSC2015.  The meeting will convene at 11:45 a.m., Central Standard Time, for the following purposes:

1.	To elect nine directors to hold office until the next annual meeting of shareholders or until their successors are duly elected;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2015;

3.	To hold a non-binding, advisory vote to approve the compensation of the Company’s named executive officers;

4.	To approve the MTS Systems Corporation Executive Variable Compensation Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement made available over the Internet and, upon request, in paper copy.

The Board of Directors has set the close of business on December 16, 2014, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

For the Board of Directors,

Steven G. Mahon
Secretary

MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota 55344

December 30, 2014

All shareholders are cordially invited to attend the virtual annual meeting of shareholders at www.virtualshareholdermeeting.com/MTSC2015.  Whether or not you expect to attend, please vote over the Internet at www.proxyvote.com or by telephone at 1-800-690-6903.  Alternatively, you may request a paper proxy card, which you may complete, sign and return by mail.  The proxy is solicited by the Board of Directors and may be revoked or withdrawn by you at any time before it is exercised.

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MTS SYSTEMS CORPORATION
14000 Technology Drive
Eden Prairie, Minnesota 55344

PROXY STATEMENT

GENERAL

This proxy statement is furnished to the shareholders of MTS Systems Corporation (the “Company,” “we,” “us,” or “our”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to be voted at the virtual annual meeting of shareholders to be held on Tuesday, February 10, 2015 (the “Annual Meeting”), at 11:45 a.m., Central Standard Time, or any adjournments or postponements thereof.  This proxy statement and the form of proxy, along with the Annual Report for the fiscal year ended September 27, 2014, is being first sent or given to shareholders on or about December 30, 2014.

PROPOSAL 1

ELECTION OF DIRECTORS

General Information

Nine directors will be elected at the Annual Meeting.  Upon the recommendation of the Governance and Nominating Committee, the Board has nominated for election the nine persons named below.  Each has consented to being named a nominee and will, if elected, serve until the next annual meeting of shareholders or until a successor is elected.  Each nominee listed below is currently a director of the Company, and each was elected by the shareholders except for Messrs. Martinez and Schrock.  Each of Messrs. Martinez and Schrock was identified as a board candidate by a third-party search firm retained for this purpose by our Governance and Nominating Committee and was appointed to the Board during fiscal 2014.  In addition to the nominees listed below, Jean-Lou Chameau, William V. Murray and Brendan C. Hegarty served as members of our Board during fiscal 2014.  Mr. Chameau is currently a member of our Board but will not stand for re-election at the Annual Meeting, Mr. Murray did not stand for re-election at last year’s Annual Meeting and Mr. Hegarty retired effective November 19, 2013.  Based upon the recommendation of the Governance and Nominating Committee, the Board has determined not to fill the vacancy that will occur on the Board as a result of the fact that Mr. Chameau will not stand for reelection and has accordingly fixed the number of directors to be elected at the Annual Meeting at nine.  Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nine nominees named below to constitute the entire Board.

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Nominees

The names of the nominees, their principal occupations for at least the past five years and other information are set forth below:

David J. Anderson – Age 67 Director since 2009 Chair since 2011
Director of Modine Manufacturing Company (developer and manufacturer of thermal management systems and components) since 2010 and a member of its Corporate Governance and Nominating Committee, Compensation Committee and Audit Committee; Director of Schnitzer Steel Industries, Inc. (metals recycler and steel manufacturer) since 2009 and Chair of its Nominating and Corporate Governance Committee and Audit Committee member; Co-Vice Chairman of Sauer-Danfoss, Inc. (developer and manufacturer of fluid power and electronic components and systems for mobile equipment applications) from 2008 until June 2009; President, Chief Executive Officer and Director of Sauer-Danfoss Inc. from 2002 until he retired in 2009; held various senior management positions with Sauer-Danfoss Inc. from 1984 to 2008; prior to 1984, held various positions in sales, marketing and applications engineering within several manufacturing and distribution businesses.  Mr. Anderson served on the boards of directors of the National Fluid Power Association and the National Fluid Power Association Education and Technology Foundation, chairing each in 2008 and 2009.

Mr. Anderson’s qualifications to serve on our Board and to serve as the Chair of the Board include his more than 40 years of international, industrial business experience and his chief executive officer and operations experience.  He also has technology and engineering experience, the ability to formulate and execute strategy and financial expertise.

Jeffrey A. Graves – Age 53 Director since 2012
President and Chief Executive Officer of the Company since May 2012; President, Chief Executive Officer and a director of C&D Technologies, Inc. (a manufacturer, marketer and distributer of electrical power storage systems for the standby power storage market) from July 2005 until May 2012; various executive positions at Kemet Electronics Corporation (a manufacturer of high-performance capacitor solutions) from 2001 to 2005, including Chief Executive Officer; various leadership positions with General Electric Company’s Power Systems Division and Corporate Research & Development Center from 1995 to 2001; prior to 1995, held various positions of increasing responsibility at Rockwell International Corporation and Howmet Corporation. Mr. Graves has served as a director of Teleflex Incorporated and Hexcel Corporation since 2007, and he served on the board of Technitrol, Inc. from January 2006 through May 2007.

As the only member of management serving on our Board, Mr. Graves contributes an in-depth understanding of the opportunities and challenges facing our Company. His experience in both executive and board positions at various technology companies gives him insight into strategic, financial and personnel matters, as well as the considerations particular to public companies.

David D. Johnson – Age 58 Director since 2013
Executive Vice President, Treasurer and Chief Financial Officer of Molex Incorporated (manufacturer of electronic connectors) since 2005; Vice President, Treasurer and Chief Financial Officer of Sypris Solutions, Inc., from 1996 to 2005; served as Regional Controller for Molex’s Far East Region; Financial Director for New Ventures and Acquisitions; and Financial Director for the Far East South Region from 1984 to 1996.

Mr. Johnson’s qualifications to serve on our Board include his chief financial officer experience for a global industrial company.  Mr. Johnson has had executive-level responsibility for financial and accounting matters in a number of settings, including international contexts.

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Emily M. Liggett – Age 59 Director since 2010
President and Chief Executive Officer of NovaTorque, Inc. (manufacturer of high-efficiency electric motor systems) since 2009; President and Chief Executive Officer of Apexon, Inc. (provider of supply chain optimization software solutions for global manufacturers) from 2004 to 2007; President and Chief Executive Officer of Capstone Turbine Corporation (provider of microturbine systems for clean, continuous distributed energy generation) from 2002 to 2003; and various management and executive roles at Raychem Corporation (manufacturer of materials, electronics, telecom and energy products acquired by Tyco International in 1999) from 1984 to 2001, including Corporate Vice President of Raychem and Managing Director of Tyco Ventures. Ms. Liggett currently serves on the board of directors of UCT Corporation, a public company, and the Advisory Board of the Purdue University College of Engineering. She has served on the board of directors of Immersion Corporation, a public company, within the last five years.

Ms. Liggett’s qualifications to serve on our Board include her chief executive officer and management experience in a variety of technical industrial companies. She has managed worldwide businesses, partnerships, and international joint ventures. She also has public company and private company operating and board experience, and expertise in strategy, operations, new product development, sales, marketing, and business development for highly technical businesses.

Randy J. Martinez – Age 59 Director since 2014
Group Vice President, Aviation Services, and President and Chief Executive Officer, AAR Airlift Group, a subsidiary of AAR Corp from 2009 to present. Prior to his current role, Mr. Martinez held other leadership roles within AAR Corporation, including Group Vice President, Government and Defense Services, and Senior Vice President, Government and Defense Programs. Before joining AAR in 2009, Mr. Martinez was the Chief Executive Officer at World Air Holdings, Inc. (NASDAQ). As a graduate of the United States Air Force Academy, Mr. Martinez served with distinction in the U.S. Air Force for over 21 years, holding a wide variety of leadership roles, including both line command and senior staff positions.

Mr. Martinez currently serves on the Board of the National Defense Transportation Association (NDTA), serving as Chair for the Aviation Sector.

Mr. Martinez’s qualifications to serve on our Board include his experience as a chief executive officer at a public company and his particular knowledge of the aviation and defense industries.  His diverse industry experience assists in helping to understand our customers who are also diverse by industry and geography.

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Barb J. Samardzich – Age 56 Director since 2001
Chief Operating Officer of Ford of Europe for Ford Motor Company (car and truck manufacturer) since November 2013; Vice President, Product Development of Ford Motor Company from September 2011 to November 2013; Vice President of Global Product Programs of Ford Motor Company from January 2011 to September 2011; Vice President of Powertrain Engineering of Ford Motor Company from 2005 to 2010; Executive Director - Small FWD and RWD Vehicles of Ford Motor Company from 2002 to 2005; Chief Engineer for the Automatic Transmission Engineering Operations of Ford Motor Company from 2000 to 2002; Quality Director for the Small and Medium Vehicle Center of the European operations of Ford Motor Company from 1999 to 2000; Chief Program Engineer for F650/F750 Ford trucks of Ford Motor Company from 1998 to 1999; previously held various positions in the Powertrain division of Ford Motor Company from 1990 to 1998; and various engineering, sales and marketing positions in the Commercial Nuclear Fuel Division of Westinghouse Electric Corporation from 1981 to 1990.

Ms. Samardzich’s qualifications to serve on our Board include her extensive management and operations experience at a worldwide automotive manufacturing company. She has significant engineering experience, value creation and profit and loss responsibilities.

Michael V. Schrock – Age 61 Director since 2014
Advisor for Oak Hill Capital Partners, a private equity investment firm since March 2014; President and Chief Operating Officer from 2006 until his retirement in December 2013 for Pentair LLC, a global water, fluid, thermal management, and equipment protection company based in Schaffhausen, Switzerland. Prior to that role, Mr. Schrock held several leadership positions at Pentair over his 16-year career, including President of Water Technologies Americas, President of the Pump and Pool Group and President/COO of Pentair Technical Products. Before joining Pentair, Mr. Schrock held numerous senior leadership roles in both the US and Europe at Honeywell International Inc. Mr. Schrock is currently on the boards of Plexus Corporation, Berlin Packaging and The National MS Society, as well as serving on the Board of Governors of the St. Thomas School of Engineering.

Mr. Schrock’s experience includes more than 35 years in senior roles at major industrial companies.  His deep management and operating experience both domestically and internationally and strong track record leading and integrating strategic acquisitions gives our Board valuable insight into global business and acquisition matters.

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Gail P. Steinel – Age 57 Director since 2009
Owner of Executive Advisors (provider of leadership development services and strategic/profit improvement consulting) since 2007; Executive Vice President, Consumer, Industrial & Technology business unit at BearingPoint (a global technology and management consulting company) from 2002 to 2007; and progressive management experience at Arthur Andersen (provider of audit, tax and consulting services), where her final position was Global Managing Partner of the Business Consulting Division, from 1979 to 2002.  Ms. Steinel serves on several boards, including the Board of Trustees of Federal Realty Investment Trust and is Chairperson of its Audit Committee.

Ms. Steinel’s qualifications to serve on our Board include her global managing partner experience running a large global business, more than 30 years of business management consulting providing global strategy, policy development, complex problem solving and operations consulting services, as well as her financial expertise and experience as a certified public accountant.

Chun Hung (Kenneth) Yu – Age 65 Director since 2013
Retired; Vice President, Global Channel Services, International Operations for 3M Company (diversified manufacturer of consumer, industrial and health products) from May 2013 to December 2013; President, China Region and 3M China from 2000 to May 2013; President, 3M Taiwan from 1999 to 2000; served in several Director and leadership roles within the 3M organization from 1969 to 1999, located in St. Paul, Minnesota, and the Asian-Pacific region.

Mr. Yu’s qualifications to serve on our Board include his extensive operations experience in the Asian-Pacific region, a market we have identified as a growth opportunity for our Company’s products and services. Mr. Yu also contributes significant leadership, planning and management skills developed during his long tenure with a successful and growing global manufacturing company.

Voting Information and Board Voting Recommendation

In accordance with Minnesota law, directors are elected by a plurality of votes cast.  The nine nominees receiving the highest number of votes will be elected.  If any nominee is unable to serve as a director, the Board may act to reduce the number of directors or the persons named in the proxies may vote for the election of such substitute nominee as the Board may propose.  It is intended that proxies will be voted for such nominees in the latter circumstance.  The proxies cannot be voted for a greater number of persons than nine.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH NOMINEE LISTED.

Other Information Regarding the Board

Meetings and Independence.  The Board met seven times during fiscal 2014.  All of the directors attended at least 75% of the number of Board meetings and meetings of Board committees on which he or she served that were held during fiscal 2014.  It is our policy that all directors should attend the Annual Meeting.  All of the directors who were serving on the Board at the time attended last year’s annual meeting of shareholders.

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Independence determinations concerning the Board of Directors are made by the Governance and Nominating Committee and, with regard to related party transactions, by the Audit Committee.  The Governance and Nominating Committee of the Board has determined that Messrs. Anderson, Chameau, Johnson, Martinez, Schrock and Yu and Mses. Liggett, Steinel and Samardzich are independent, as defined by the applicable rules for companies listed on the NASDAQ Stock Market.  Mr. Graves is not independent due to his service as Chief Executive Officer of the Company.  In making the independence determination with respect to related party transactions, the Audit Committee considered with regard to: Ms. Samardzich that the Company sold approximately $6.5 million in vehicle testing goods and services to Ford Motor Company in fiscal 2014; Mr. Yu that the Company sold approximately $530,000 in fiscal 2014 to 3M Company; Ms. Liggett that the Company sold approximately $1.8 million in goods and services in fiscal 2014 to Purdue University; Mr. Anderson that the Company sold approximately $120,000 in goods and services in fiscal 2014 to Modine Manufacturing Company; and Mr. Chameau that the Company sold approximately $100,000 in goods and services in fiscal 2014 to Safran Aerospace Composites Inc. The Audit Committee determined that the aggregate dollar amount of the transactions are below the threshold for the NASDAQ Stock Market independence rules and/or that the transactions do not present a real, potential or perceived conflict between the Company’s interests and the direct or indirect interests of Ms. Samardzich, Mr. Yu, Ms. Liggett, Mr. Anderson and Mr. Chameau, as applicable.

Board Committees.  Each of our three standing committees operates under a written charter adopted by the Board. These charters are available to shareholders on our website at www.mts.com (select “Investor Relations” and click on “Board of Directors”).

The Audit Committee of the Board, composed of Ms. Steinel (Chair) and Messrs. Anderson, Johnson and Martinez, had ten meetings during fiscal 2014.  All members of our Audit Committee satisfy the NASDAQ Stock Market listing standards for Audit Committee membership.  The Board has determined that Ms. Steinel and Messrs. Anderson, Johnson and Martinez are each an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002.  Among other duties, the Audit Committee (i) selects our independent registered public accounting firm; (ii) reviews and evaluates significant matters relating to our audit and internal controls; (iii) reviews and approves management’s processes to ensure compliance with laws and regulations; (iv) reviews the scope and results of the audits by, and the recommendations of, our independent registered public accounting firm; and (v) pre-approves, in accordance with its pre-approval policy, all audit and permissible non-audit services and fees provided by our independent registered public accounting firm.  The Audit Committee also reviews our audited consolidated financial statements and meets prior to public release of quarterly and annual financial information. The full Audit Committee meets with our management prior to filing our quarterly and annual reports containing financial statements with the SEC.  A report of the Audit Committee is contained in this proxy statement.

The Compensation Committee of the Board is composed of Ms. Samardzich (Chair), Ms. Steinel and Messrs. Johnson and Schrock.  Mr. Hegarty served on the Compensation Committee until his retirement from the Board in November 2013 and participated in the first meeting during fiscal 2014.  The Compensation Committee met four times during fiscal 2014.  All members are independent directors as defined by the rules applicable to companies listed on the NASDAQ Stock Market, are “non-employee directors” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, and are “outside directors” as that term is used in Section 162(m) of the Internal Revenue Code.

Among other duties, the Compensation Committee (i) reviews and makes recommendations to the Board regarding our employment practices and policies; (ii) in executive session, reviews and recommends to the independent directors of the full Board the compensation paid to our Chief Executive Officer and evaluates the performance of our Chief Executive Officer; (iii) annually approves all compensation paid to the other executive officers; (iv) reviews and approves the Company’s retirement plans and approves any amendments related to such plans; (v) recommends stock incentive and employee stock purchase plans to the Board; (vi) reviews and approves stock ownership guidelines for executive officers and monitors adherence to such guidelines; (vii) determines whether risks arising from the Company’s compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company; and (viii) approves the Compensation Discussion and Analysis for our proxy statement.  A report of the Compensation Committee is contained in this proxy statement.

The Governance and Nominating Committee of the Board, composed of Ms. Liggett (Chair) and Messrs. Chameau and Yu, met four times during fiscal 2014.  Mr. Hegarty served on the Governance and Nominating Committee until his retirement from the Board in November 2013 and Mr. Murray served on the Governance and Nominating Committee until his retirement from the Board in February 2014.  All members are independent directors as defined by the rules applicable to companies listed on the NASDAQ Stock Market.  Among other duties, the Governance and Nominating Committee (i) reviews and approves Board governance practices; (ii) administers the Board evaluation process; (iii) reviews and approves compensation of non-employee directors; (iv) monitors adherence to the stock ownership guidelines applicable to non-employee directors; (v) identifies, evaluates and recommends potential director candidates and director nominees for selection by the Board; and (vi) identifies, evaluates and recommends potential candidates for Chairman of the Board and Chief Executive Officer positions when vacancies arise.

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Director Nomination Process.  In identifying prospective director candidates, the Governance and Nominating Committee (for purposes of this Director Nomination Process sub-section, the “Committee”) considers recommendations from shareholders and recommendations from business and professional sources, including executive search firms.

In evaluating director candidates, the Committee believes that all members of the Board should have personal and professional integrity, an absence of conflicts of interest, and an ability to understand and respect the advisory and proactive oversight responsibility of the Board. In addition, all members of the Board should meet independence requirements, comply with director orientation and education guidelines, commit sufficient time to attend Board and committee meetings and fully perform the duties of a director.

In addition to these threshold criteria, the Committee also considers the contributions a candidate is expected to make to the collective functioning of the Board. The Committee seeks directors who will contribute to the Board in areas such as strategy and policy development, technology and engineering, human capital development, financial expertise, international business development and best practices, industrial business value creation, and public company chief executive officer perspective.

Candidates are expected to effectively perform the role of a director by demonstrating broad perspectives and an inquiring mind, being well prepared for and actively participating in Board and committee meetings, contributing expertise to the Board and committees, listening well, expressing views candidly, applying experience and expertise, being respectful of others and appropriately representing the shareholders.

While it does not have a specific written policy with regard to the consideration of diversity in identifying director nominees, the Committee believes the Board should reflect a variety of opinions, perspectives, personal and professional experiences and backgrounds. The goal is to have a balanced and diverse Board, with members whose skills, backgrounds and experiences will enhance the quality of the Board’s deliberations and decisions and cover the spectrum of areas that impact the Company’s business. Each member of the Board should contribute to the overall Board composition, with the goal of creating a diverse Board that can work collaboratively to guide the success of the Company and represent shareholder interests.

The Committee’s policy is to consider qualified candidates for positions on the Board who are recommended in writing by shareholders.  Shareholders wishing to recommend candidates for Board membership rather than directly nominating an individual should submit the written recommendations to our Secretary at least 90 days prior to the date corresponding to the previous year’s annual meeting of shareholders date, with the submitting shareholder’s name, address, and pertinent information about the proposed nominee.

A shareholder intending to nominate an individual as a director at an annual meeting of shareholders, rather than recommend the individual to the Committee for consideration as a nominee, must comply with the advance notice requirements set forth in our Bylaws.  Our Bylaws provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors provided that such shareholder has provided written notice of such intention to our Secretary. Such notice must be given not fewer than 90 days nor more than 120 days prior to the meeting date corresponding to the previous year’s annual meeting of shareholders date, except in certain circumstances, and must contain certain required information about the nominee.

Shareholders wishing to recommend for nomination or nominate a director should contact the Company’s Secretary for a copy of the relevant procedure and the criteria considered by the Committee when evaluating potential new directors or the continued service of existing directors.

Board Leadership Structure.  Our Board leadership structure currently includes a non-executive Chairman of the Board and a separate Chief Executive Officer. The Board has not adopted a policy of separateness and will periodically re-evaluate its leadership structure as the Company’s situation changes.

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The primary role of our Chief Executive Officer is to manage the business affairs of the Company, and the primary role of our Chairman is to preside over all Board activities and ensure Board effectiveness in all aspects of its functioning.  This role includes working with the Chief Executive Officer to set the Board agenda; ensuring that clear, accurate and timely information is provided to the Board; managing Board meetings to allow time for discussion of complex or difficult issues; and promoting active participation by all Board members. The Chairman may also assist the Chief Executive Officer in managing the Company’s relationships with investors and other external stakeholders.

The Board has determined that the separation of the Chairman and Chief Executive Officer roles is appropriate for the Company at this time because it enables the Chief Executive Officer to focus more closely on the day-to-day operations of the Company.  The Board also values the involvement of Mr. Anderson as a leader and, through his service as Chairman, benefits more directly from his extensive industry and executive experience than it would if he did not hold such position.

Board Role in Risk Oversight.  Management is responsible for designing and implementing the Company’s day-to-day risk management processes, controls and oversight.  The Board, as a whole and through its committees, has broad responsibility for the oversight of risk management as well as specific risk management accountability for governance, overall risk appetite, executive compensation, CEO succession, and the control environment, including financial reporting.  In its risk management role, the Board has the responsibility to satisfy itself that the risk management processes and controls are adequate and functioning as designed and that Company business is conducted in compliance with proper governance procedures and applicable laws and regulations.  The Board views risk in the context of major strategic and operational decisions relative to the anticipated benefits.  The Board further recognizes that it is neither possible nor prudent to eliminate all risk.  Indeed, purposeful and appropriate risk taking is essential for the Company to be competitive and to achieve its long-term performance goals.

The Board believes the Company has good internal processes and resources to identify, manage and mitigate risk, including a robust code of conduct and the compliance oversight responsibilities held by the General Counsel and Chief Compliance Officer.  Risk management is embedded in the business management system, which begins with the Company’s strategy.  The key steps of the business management system are the ongoing monitoring and assessment of the external environment, the evaluation/validation of the strategic priorities and initiatives, the development of mid-range and annual operating plans, the execution of the annual operating plan and the ongoing monitoring and management of the business.  In addition, the Board believes there is an appropriate internal control environment to identify, manage and mitigate risks.

As a critical part of its risk management oversight role, the Board encourages full, open and ongoing communication with management.  The Board regularly engages in discussions with management on strategic, operational and governance matters to ensure that risks are identified, managed and mitigated in a timely fashion.  Senior management attends quarterly Board meetings and the Board also engages with members of the management team to review and discuss specific topics in addition to the quarterly meetings that provide the Board with evidence of risk management in practice.

The Board implements its risk oversight function both as a whole and through committees.  Much of the work is delegated to various committees, which meet regularly and report back to the full Board.  All committees have significant roles in carrying out the risk oversight and management function.  Each committee is comprised entirely of independent directors and is responsible for overseeing risks associated with its respective area of responsibility.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to accounting and financial reporting principles and policies and internal audit controls and procedures.  The Audit Committee oversees the preparation by management of the financial statements and the independent audit thereof.  It evaluates the performance and independence of outside auditors and selects appropriate outside auditors annually.  The Audit Committee is responsible for monitoring risks related to financial assets, accounting, legal and corporate compliance.  In addition, the Audit Committee discusses legal and compliance matters and assesses the adequacy of Company risk-related internal controls.  The Audit Committee also meets separately with representatives of our independent auditing firm, the Internal Assurance leader and the Director of Compliance.

The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with our compensation policies and programs.  The Compensation Committee is responsible for determining salaries, incentives and other elements of total compensation for our executive officers, and it administers our various compensation and benefit plans to ensure sound pay practices with features that mitigate risk without changing the incentive nature of the compensation.  A separate discussion regarding the risk considerations in our compensation programs, including the processes that have been put in place by the Compensation Committee and management to identify, manage and mitigate potential risks in compensation, can be found on page 26 of this proxy statement.

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The Governance and Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership, and structure.  The Governance and Nominating Committee is responsible for recommending director candidates to our Board, overseeing processes for shareholders to nominate director candidates, and evaluating the performance of directors, committees and the Board.  The Governance and Nominating Committee is also responsible for developing, periodically reviewing and recommending corporate governance principles and procedures to the Board, and overseeing director orientation and continuing education.

The Chair of each committee provides a committee report at each Board meeting that enables the Board to fulfill its risk oversight responsibilities. Since risk oversight is an ongoing process and inherent in the Company’s strategic and operational decisions, the Board also discusses risk in relation to specific proposed actions.

Communications with the Board.  The Board provides a process for shareholders to communicate with its members.  The manner in which shareholders may send communications to the Board is set forth on our website at www.mts.com (select “Investor Relations” and click on “Board of Directors”).

Board Evaluation. The Governance and Nominating Committee leads the Board in an annual evaluation of its performance as a board of directors.  Our Corporate Governance Guidelines provide that the Board annually evaluate its performance to determine whether the Board, its committees and its individual members are functioning effectively.

Code of Conduct.  We have in place a code of ethics, known as the “MTS Code of Conduct,” that applies to our directors, officers, employees, and contractors.  The Code sets forth guidelines for ensuring that all of our personnel act with the highest standards of integrity.  The MTS Code of Conduct, as well as any waivers from and amendments to the Code, are posted on our website at www.mts.com (select “Investor Relations” and click on “Board of Directors”).

Non-Employee Director Compensation

For service during fiscal 2014, our non-employee directors received cash compensation as follows:

Role	Annual Cash Retainer

Chairman of the Board	$110,000
All other non-employee directors	$45,000

Additional retainers for committee participation
Audit Committee
Chair	$18,000
All other committee members	$8,000
Compensation Committee
Chair	$10,000
All other committee members	$4,000
Governance and Nominating Committee
Chair	$11,000
All other committee members	$5,000

Upon election or re-election to the Board at each of our annual meetings of shareholders, the Chairman of the Board receives an annual restricted stock unit award grant under our 2011 Stock Incentive Plan with the number of shares (rounded to the next whole share) equal to $134,000 divided by the closing price of our Common Stock on the date of the Annual Meeting.  The annual grant of restricted stock units received by all other non-employee directors upon election or re-election to the Board at each of our annual meetings of shareholders consists of the number of shares (rounded to the next whole share) equal to $95,000 divided by the closing price of our Common Stock on the date of grant.  Each such annual restricted stock unit award vests as to one-third of the shares on the date of each of the three regular annual meetings of shareholders following the date of grant, provided such director continues to serve.

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If a non-employee director is appointed to the Board prior to the annual meeting of shareholders, as was the case with Messrs. Martinez and Schrock in fiscal 2014, the non-employee director may receive a pro-rated restricted stock unit award depending upon, among other things, the length of time until the next annual restricted stock unit award grant.  If a non-employee director resigns, retires or otherwise terminates his or her service as a director following ten years of service as a director, all unvested restricted stock units will then vest.  If a non-employee director retires, resigns or otherwise terminates his or her service as a director after having served fewer than ten years, any restricted share units that have not vested as of the date of termination of service will be forfeited. Non-employee directors are also reimbursed for travel expenses to Board meetings.

Independent directors are also eligible to participate in the Executive Deferred Compensation Plan and may elect to defer up to 90% of the director’s fees we pay in cash and to defer the settlement of up to 100% of the restricted stock unit awards that they are eligible to receive.  At the time of the deferral election, participants must select a distribution date and form of distribution.  The plan provides for the crediting of dividend equivalents on such deferred settlement restricted stock units and for the crediting of interest on cash amounts (deferred director fees and dividend equivalents amounts) that are credited to a participant’s deferred account.  The interest rate utilized is approved by the Compensation Committee in November of each year for the following calendar year.  Historically, the ten-year government treasury note rate as of the first business day of the calendar year has been used.  The interest rate for calendar 2014 was 3.0%.  For fiscal 2014, Mr. Johnson elected to defer settlement of 100% of his restricted stock unit grant and associated dividend equivalents paid on that grant and Ms. Steinel elected to defer settlement of 50% of her restricted stock unit grant and associated dividend equivalents paid on that grant.  Earnings on the deferred compensation accounts (dividend equivalents and interest credits) are not reported in the director compensation table below because the earnings do not represent above-market or preferential earnings.

The table below shows cash compensation paid to non-employee directors for fiscal 2014.  The table also shows the dollar amounts recognized by us for financial statement reporting purposes during fiscal 2014 for restricted stock unit awards.

Director Compensation for Fiscal 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	All Other Compensation ($) (3)	Total ($)
David J. Anderson	118,000	134,051	5,644	257,695
Jean-Lou Chameau	54,000	95,063	3,985	153,048
Brendan C. Hegarty (4)	13,500	—	945	14,445
David D. Johnson	55,000	95,063	2,173	152,236
Emily M. Liggett	56,000	95,063	3,985	155,048
Randy J. Martinez	34,081	82,510	772	117,363
William V. Murray (4)	25,000	—	1,552	26,552
Barb J. Samardzich	55,000	95,063	3,985	154,048
Michael V. Schrock	32,081	82,510	772	115,363
Gail P. Steinel	67,000	95,063	3,986	166,049
Kenneth Yu	50,000	95,063	1,191	146,254

(1)
Amounts represent aggregate grant date fair value during fiscal 2014 under FASB ASC Topic 718, based on the valuation and utilizing the assumptions discussed in Note 2 to our Notes to Consolidated Financial Statements for the fiscal year ended September 27, 2014.  On the date of our annual meeting of shareholders held in February 2014, Mr. Anderson was awarded 1,867 restricted stock units and each of Mr. Chameau, Mr. Johnson, Ms. Liggett, Ms. Samardzich, Ms. Steinel and Mr. Yu was awarded 1,324 restricted stock units with a grant date fair value of $71.80 per share. Mr. Martinez and Mr. Schrock were each awarded 1,286 restricted stock units with a grant date fair value of $64.16 per share on April 15, 2014, representing a prorated amount based upon the time served on the board during fiscal year 2014.

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(2)
As of September 27, 2014, the directors held the following number of restricted stock or restricted stock units:  Mr. Anderson – 4,061 (including 1,867 restricted stock units granted in fiscal 2014); Mr. Chameau – 2,829 (including 1,324 restricted stock units granted in fiscal 2014); Mr. Johnson – 1,869 (including 1,324 restricted stock units granted in fiscal 2014); Ms. Liggett – 2,829 (including 1,324 restricted stock units granted in fiscal 2014); Mr. Martinez – 1,286 (including 1,286 restricted stock units granted in fiscal 2014); Ms. Samardzich – 2,829 (including 1,324 restricted stock units granted in fiscal 2014); Mr. Schrock – 1,286 (including 1,286 restricted stock units granted in fiscal 2014); Ms. Steinel – 2,829 (including 1,324 restricted stock units granted in fiscal 2014); and Mr. Yu – 1,869 (including 1,324 restricted stock units granted in fiscal 2014).  Prior to the grants made in fiscal 2014, all directors received restricted stock instead of restricted stock units.

(3)	Reflects cash dividends paid on unvested restricted stock unit awards in fiscal 2014.

(4)	Messrs. Hegarty and Murray only served for a portion of the fiscal year as Mr. Murray did not stand for re-election at last year’s Annual Meeting and Mr. Hegarty retired effective November 19, 2013.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THIS SECTION SHOULD BE READ IN CONJUNCTION
WITH THE “AUDIT COMMITTEE REPORT” BELOW.

KPMG LLP (“KPMG”), an independent registered public accounting firm, has been our independent registered public accounting firm since May 31, 2002.  The Audit Committee has selected KPMG to serve as our independent registered public accounting firm and to serve as auditors for the fiscal year ending September 26, 2015.  Shareholder ratification of the appointment is requested.  Consistent with our Audit Committee Charter and the requirements of the Sarbanes Oxley Act of 2002 and applicable rules and regulations of the SEC and the NASDAQ Stock Market, the ratification of the appointment of independent auditors by the shareholders will in no manner impinge upon or detract from the authority and power of the Audit Committee to appoint, retain, oversee and, if necessary, disengage the independent auditors.  In the event the appointment of KPMG is not ratified by the shareholders, the Audit Committee will reconsider the appointment.

Representatives of KPMG are expected to be present at the virtual Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees and Services

The following table presents aggregate fees for professional services rendered by KPMG in fiscal years 2013 and 2014 for the audit of our annual financial statements and for other services.

	Fiscal Year ($000’s)
	2013	2014
Audit Fees(1)	$1,478	$1,637
Audit-Related Fees(2)	15	58
Tax Fees(3)	27	266
All Other Fees(4)	–	–
Total fees	$1,520	$1,961

(1)	Includes annual audit of consolidated financial statements, certain statutory audits, Sarbanes-Oxley Section 404 attestation services, and other filings with the Securities and Exchange Commission.
(2)	Audit-related fees consist of fees for audits of our employee benefit plan and assistance with due diligence related to an acquisition.
(3)	Tax fees consist of fees for tax compliance and tax consultation services.
(4)	There were no other fees in fiscal 2013 or fiscal 2014.

The amounts in the table do not include out-of-pocket expenses incurred by KPMG.  The Audit Committee pre-approved all non-audit services described in the table.  The Audit Committee has determined that the provision of the services identified in the table is compatible with maintaining the independence of KPMG.

Pre-Approval Policy

The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to require pre-approval of all audit services and permissible non-audit services. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm’s independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.

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Board Voting Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL
TO RATIFY THE APPOINTMENT OF KPMG LLP.

AUDIT COMMITTEE REPORT

The Audit Committee is presently composed of four directors who are independent, as defined by the applicable rules for companies listed on the NASDAQ Stock Market.  The Audit Committee operates under a written charter adopted by the Board, a copy of which is available to shareholders on our website at www.mts.com (select “Investor Relations” and click on “Board of Directors”).

Management is responsible for our internal controls over the financial reporting processes.  The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal controls in accordance with auditing standards generally accepted in the United States and for issuing reports on such audit.  The Audit Committee’s responsibility is to monitor and oversee these processes.

Management has represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and extensively discussed the consolidated financial statements with management and KPMG, our independent registered public accounting firm.

In reviewing our fiscal 2014 audited consolidated financial statements, the Audit Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61.  KPMG also provided to the Audit Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm’s independence.

Based upon the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representations of management and the reports of KPMG, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Gail P. Steinel (Chair)	David J. Anderson	David D. Johnson	Randy J. Martinez

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We are a leading global supplier of test systems and industrial position sensors. Our operations are organized and managed in two business segments, the Test segment and the Sensors segment.  The Test and Sensors segments represented approximately 80% and 20%, respectively, of our revenue for fiscal 2014.  Sales outside of the United States, including export sales from U.S. businesses, accounted for approximately 75% of our revenue in fiscal 2014.

Highlighted below are some of the key actions and decisions with respect to our executive compensation programs for fiscal 2014 as approved by the Compensation Committee (for purposes of this Compensation Discussion and Analysis, the “Committee”), with counsel from its independent compensation consultant, Towers Watson:

●
Compensation Overview for Fiscal 2014.   During fiscal 2014, the components of our executive compensation program remained consistent with our previous practices.  As further described below, while the Committee continues to evaluate and adjust the Company’s compensation practices as it deems appropriate, the Committee did not make substantial changes in fiscal 2014 given the overwhelming approval of the non-binding advisory vote to approve the compensation of our named executive officers at last year’s annual meeting of shareholders with a “for” vote of more than 99% of the votes cast.  However, due to the fact that the Company changed the timing of its annual long-term incentive awards from early July to December in order to evaluate all elements of direct pay (base salary, short-term cash incentives and long-term equity incentives) at the same time each year, we effectively skipped a year of granting long-term equity incentive awards in fiscal 2013 and adjusted the value of the awards made in December 2013 by 140% to make the participants whole for the delayed grant.  As a result of this, overall compensation levels increased in fiscal 2014 from fiscal 2013 mainly because of this timing issue related to the grant of long-term equity incentive awards.

●	Strong Performance-Based Compensation Awards and Payouts. Our executive compensation is tightly linked with performance.

●
As with past years, we adopted an Executive Variable Compensation (“EVC”) Plan through which the named executive officers were eligible to earn cash incentive compensation based upon achievement of specific financial objectives for fiscal 2014, recommended by the Committee and approved by the Board, that are designed to challenge the named executive officers to high performance.

●	The Committee actively considers the impact of unusual or one-time events on our financial performance in setting the performance goals under the EVC Plan.

●	As named executive officers assume greater responsibility, a larger portion of their total cash compensation is risk based and dependent on Company and business segment performance.

●
The Committee targets annual base salaries around the median base salaries of salary survey data, with the EVC Plan designed to allow the named executive officer to earn above-target compensation only when the named executive officer delivers and, as a Company, we deliver performance that is also above target.

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●
Long-Term Incentive Awards that Provide Value to the Shareholders as Well as the Executive.  Annually, the Committee reviews the mix of equity awards delivered to executive officers and structures awards in the way it believes will most effectively drive long-term growth objectives.  For the fiscal 2014 grant made in December 2013, the Committee continued with its practice of granting equity awards to the executive officers in an even mix of stock options and restricted stock units because it believes that this award structure provides balanced growth-oriented incentives aligned with our shareholders’ interests.  During fiscal 2014, the Committee discussed performance metrics to be used in its long-term incentive awards and reviewed performance measures used by the Company’s peers and by a general industry group in long-term incentive plans as provided by Towers Watson.  The Committee has decided that, on a go-forward basis, it will no longer grant time-vested restricted stock units and instead will grant performance restricted stock units using return on invested capital (“ROIC”) as a performance metric.  The Committee believes that measuring ROIC over a three-year period is an appropriate performance measure for such performance restricted stock unit awards given its emphasis on profitability with a longer term view.  For fiscal 2015, the Committee continued to maintain an even mix of stock options and performance restricted stock units over a three year period.  In order to transition to a three-year period, stub cycles of one and two years in length and associated performance targets for the initial awards granted in fiscal 2015 were established to address the transition from the current time-vested restricted stock units.  ROIC is a non-GAAP financial measure calculated by dividing adjusted net income by average invested capital. Adjusted net income is calculated by excluding after-tax interest expense from reported net income.  Average invested capital is defined as the aggregate of average interest-bearing debt and average shareholders’ investment and is calculated as the sum of current and prior year ending amounts divided by two.

●
Appropriate Comparisons.  As part of our salary structure analysis, we compare market data, adjusted for revenue size, to current base salaries.  As in past years, the Committee conducted a proxy review based on compensation peer companies and then had Towers Watson review management’s processes for setting base salary and long-term incentive ranges for our named executive officers.

●
Stock Ownership Expectations.  Our compensation programs encourage employees to build and maintain an ownership interest in the Company. We have established specific stock ownership guidelines for executive officers, which are reviewed annually by the Committee.  In September 2014, the Committee, together with the Governance and Nominating Committee, approved revisions to our Executive and Independent Director Stock Ownership Policy that, among other things, increased the target ownership levels for certain of our executive officers at a salary grade level of E4 (including all of our named executive officers currently with the Company), added a non-compliance penalty and modified the holding requirements for equity acquired through our equity compensation plans by providing that a minimum of 75% of the net proceeds (net of taxes) must be held until ownership levels are met.

●	Emphasis on Quality Compensation Practices. We renewed our commitment to several significant compensation practices that we believe contribute to good governance.

●
Our EVC Plan and 2011 Stock Incentive Plan each contain a recoupment, or “clawback,” provision.  These clawback provisions require a named executive officer to forfeit and allow us to recoup any payments or benefits received by the named executive officer under the EVC Plan or the 2011 Stock Incentive Plan under certain circumstances, such as certain restatements of our financial statements, termination of employment for cause, and breach of an agreement between us and the named executive officer.

●
The compensation consultant is retained directly by and reports to the Committee. The compensation consultant does not provide any services to management personally and had no prior relationship with any of our named executive officers.

●
Change in Control and Severance Arrangements.  In order to promote consistent, transparent and market-competitive treatment across the whole executive team, as well as increasing the Company’s flexibility in being able to change the terms of such arrangements, we adopted an Executive Severance Plan and an Executive Change in Control Severance Plan on September 30, 2013 that came into effect in fiscal 2014. These plans are used now instead of individual agreements.

Named Executive Officers in Fiscal 2014

Our named executive officers for fiscal 2014 consist of the following persons, including our Chief Executive Officer, our Chief Financial Officer, and our Company’s three other mostly highly paid executive officers serving as such at the end of the fiscal year:

●	Jeffrey A. Graves, Chief Executive Officer;

●	Susan E. Knight, Senior Vice President and Chief Financial Officer;

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●	William E. Bachrach, Senior Vice President, Sensors;

●	Michael B. Jost, Senior Vice President, Test; and

●	Steven G. Mahon, Senior Vice President, General Counsel and Chief Compliance Officer.

As announced on a Form 8-K dated as of June 25, 2014, Ms. Knight announced that she will retire from the role of Senior Vice President and Chief Financial Officer effective on January 2, 2015 and will be replaced by Jeffrey Oldenkamp upon her retirement.  In addition, as of October 16, 2014, Mr. Jost left the company and Mr. Bachrach assumed his duties and became Senior Vice President, Sensors and Test.  In connection with these actions, Mr. Jost received a severance package in accordance with our Executive Severance Plan and Mr. Bachrach received an increase in annual base salary from $309,000 to $350,000 and an incremental grant under the Company’s 2011 Stock Incentive Plan of restricted stock units equal to $30,000. The RSUs were granted in November 2014 and will vest equally on each of the first three anniversaries of the date of grant.

Additionally, as announced on December 15, 2014, John V. Emholz will take the role of Senior Vice President, Sensors effective on January 5, 2015, and Mr. Bachrach will continue as Senior Vice President, Test.

Executive Compensation Philosophy and Objectives

Our philosophy for compensating all employees, including our executives, is to provide cash compensation that is competitive in the job markets in which we compete for employees and variable compensation that fluctuates based on performance and the results of established objectives.  Compensation levels for the named executive officers reflect base salary for the executive’s role, the market value of the position and performance in that position, and the opportunity for additional rewards when we either meet or exceed business objectives that are supportive of the business strategy.  To attract and retain the best people, we offer meaningful rewards when executives, their business segment, and the Company as a whole achieve specific business goals or when stellar individual performance is demonstrated.  Performance rewards fluctuate based on the results of established objectives and provide executives with the opportunity to earn additional compensation beyond their base salary.

We structure our compensation components to support our overall compensation philosophy and the following objectives:

●	establish and maintain a systematic compensation program whereby executives are compensated in relation to their level of responsibility and work performance;

●	maintain a compensation program that will enable us to attract and retain qualified and competent executives;

●	provide flexibility within the compensation program to meet changing competitive and economic conditions;

●	maintain equitable and consistent relationships between positions within the Company;

●	ensure that compensation policies and practices are consistent with effective risk management; and

●	align executive and shareholder interests.

We believe our compensation philosophy and objectives reflect a responsible balance of competitive compensation, sound risk management and accountability to shareholders.

Information Used in the Compensation Process

Compensation Consultant

Under the Committee’s charter, the Committee has the authority to select, retain and compensate executive compensation consultants and other advisors as it deems necessary to carry out its responsibilities.  For assistance with fiscal 2014 compensation decisions, the Committee engaged Towers Watson to provide it with information regarding compensation of executive officers, non-executive officers and directors.  Specifically, Towers Watson was asked by the Committee to (1) provide information on executive compensation for each cash component of compensation (base salary and short-term incentive compensation); (2) provide information regarding competitive values and structures of long-term incentive compensation; (3) provide information regarding performance measures used in long-term incentive compensation programs; and (4) review and provide information on the compensation peer group used to confirm survey data related to some of our named executive officer positions.

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Determining Competitive Compensation

The Committee annually assesses “competitive market” compensation for each component of compensation using a number of sources.

The Committee engaged Towers Watson to review compensation levels for executive positions.  For fiscal 2014, as in past years, a base salary benchmark tool was updated for the Committee based upon executive salary survey data that was adjusted for comparability by business, revenue, executive position, and age of data.  In setting salaries for fiscal 2014, executive salary survey data for executives was obtained from Towers Watson’s 2013 Compensation DataBank, the 2013 Towers Watson Compensation Survey Report for companies with less than $1 billion in revenue and the 2013 Mercer Executive Survey.  The results of the benchmark tool were then referenced against proxy compensation data from our compensation peer group described below, which is used as a supplemental data source.

For each position, the base salary benchmark tool produces a median and a competitive salary range, with the minimum and maximum end of the range at approximately 80% and 120% of the median, respectively.  The Committee used the benchmark tool to assess the median and range of competitive salaries for fiscal 2014 and compared these to the base salaries for the named executive officers to determine the need for adjustments.

Our direct competitors are either privately owned companies or business units within much larger public companies.  A broad and reliable base of compensation data from these companies is not readily available.  Accordingly, the compensation peer group we use to confirm the base salary data from our benchmark tool consists of durable goods manufacturing companies, most of which do not compete with us directly but several of which compete with us for management talent.  Our compensation peer group is reviewed on an annual basis by the Committee.  Our compensation peer group used when determining fiscal 2014 compensation consisted of the following companies:

Actuant Corporation	Graco, Inc.
Arctic Cat Inc.	Hurco Companies Inc.
Axcelis Technologies Inc.	Measurement Specialties Inc.
Badger Meter Inc.	Methode Electronics, Inc.
Brooks Automation Inc.	Mettler-Toledo International Inc.
Cabot Microelectronics Corporation	MKS Instruments Inc.
Cognex Corporation	Moog Inc.
Cohu Inc.	National Instruments Corporation
CTS Corporation	Perceptron Inc.
ESCO Technologies Inc.	Symmetricom Inc.
FARO Technologies Inc.	Tennant Company
FEI Company	Teradyne Inc.

For short-term cash incentive compensation, which was delivered to the named executive officers through the EVC Plan, the Committee also reviewed market data and executive salary survey information that had been compiled and adjusted by management and Towers Watson.  For each of the named executive officers, the Committee compared the target amounts under the EVC Plan for fiscal 2014 to the survey information relating to the median amount of non-salary cash compensation paid to executive officers as a percentage of base salary.

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Additionally, Towers Watson prepares for the Committee an annual analysis of long-term equity incentive compensation.  The analysis includes a market review of our equity grant structure, comparing the value of our long-term incentive award guidelines to market data.  Comparative information was obtained from the Towers Watson’s Executive Compensation Database for long-term incentive tables for companies with revenues of less than $1 billion.  The Committee used this data to establish competitive guideline ranges and median values for equity awards made in December 2014 to the named executive officers.  During fiscal 2014, the Committee discussed performance metrics to be used in its long-term incentive awards and reviewed performance measures used by the Company’s peers and by a general industry group in long-term incentive plans contained in a Towers Watson Incentive Plan Performance Measurement presentation.  As a result of this review, the Committee has decided that, on a go-forward basis, it will no longer grant time-vested restricted stock units and instead will grant performance restricted stock units using ROIC.  The Committee believes that measuring ROIC over a three-year period is an appropriate performance measure given its emphasis on profitability with a longer term view.  For fiscal 2015 and subsequent fiscal years, the Committee will continue to maintain an even mix of stock options and performance restricted stock units over a three year period.  In order to transition to a three-year period, the Committee established stub cycles of one and two years in length and associated performance targets for the initial awards granted in fiscal 2015.

Role of Management

In determining compensation for executive officers, other than the Chief Executive Officer, the Committee solicits input from the Chief Executive Officer regarding the duties and responsibilities of the other executive officers and the results of performance evaluations.  The Chief Executive Officer also recommends to the Committee the base salary for all executive officers (other than his own) and, in developing his recommendations, may request input from the Chief Human Resources Officer from time to time relating to the compensation of those executive officers.  The Chief Executive Officer, Chief Financial Officer and the Chief Human Resources Officer develop recommendations for the Committee regarding the financial performance goals under the EVC Plan and the minimum, target and maximum levels of achievement of the performance goals. The Chief Executive Officer, Chief Human Resources Officer, and General Counsel/Chief Compliance Officer are invited to attend meetings of the Committee from time to time.  No executive officer attends any independent director executive session of the Committee or is present during deliberations or determination of his or her compensation.

The Committee establishes the compensation for the executive officers, other than the Chief Executive Officer.  With respect to the Chief Executive Officer, the Committee makes recommendations to the independent directors of the Board of Directors.

Shareholder Vote

At our last annual meeting of shareholders held on February 11, 2014, we asked our shareholders to approve, by advisory vote, the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in our proxy statement for that annual meeting.  The proposal was approved by our shareholders with a “for” vote of more than 99% of the votes cast.  In light of the overwhelming approval by our shareholders of our named executive officers’ compensation, the Committee did not make changes in our compensation policies and practices in response to the shareholder vote.  The Committee continues to evaluate and adjust the Company’s compensation practices as it deems appropriate to advance the best interests of the Company and its shareholders.

Components of Compensation

During fiscal 2014, the components of our executive compensation program consisted of base salary, short-term cash incentive, long-term equity incentive awards, broad-based benefits and other perquisites.  The named executive officers were eligible to participate in the same benefit programs as were available to our other salaried employees working in the same countries.

In the following table we have outlined our main objectives regarding:

●	Why we choose to pay each component;

●	The basis for payment of each component or what each component is designed to reward; and

●	How we determine the amount for each component.

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Element of Compensation	Why Component Is Paid & Basis for Component			How Component Is Determined for Named Executive Officers

Base Salary	To provide a fixed level of competitive income, based on:			Within range of competitive pay, targeted to median of market data

	●	the individual’s scope of responsibility

	●	the individual’s level of performance and experience

Short-Term Cash Incentive	To provide focus and rewards for achievement of fiscal year financial goals:			Performance based
	●	EVC Plan, with Committee-determined performance goals and minimum/target/maximum levels of achievement for each named executive officer

	●	Performance goals for Corporate and Test for fiscal 2014:

		—	Earnings Per Share (“EPS”) weighted at 30%

		—	Earnings Before Interest and Taxes (“EBIT”) weighted at 30%

		—	Revenue weighted at 25%

		—	Orders weighted at 15%

	●	Performance goals for Sensors for fiscal 2014:

		—	EPS weighted at 30%

		—	EBIT weighted at 30%

		—	Revenue weighted at 40%

Long-Term Equity Incentive	To provide an incentive for delivering long-term shareholder value, to align interests of executives and shareholders, and to retain executives			Value of equity awards designed to be within the range of competitive pay, targeted to median of market data; award values aligned with individual and company performance during the fiscal year

	●	Value of awards determined with reference to grant guideline ranges

	●	Value based on recipient’s responsibilities, individual performance, previous awards granted and progress toward satisfying the stock ownership guidelines

	●	Delivered through a combination of stock options and restricted stock units (“RSUs”), each vesting in equal installments over a 3-year period for the grants made in December 2013 for fiscal 2014

	●	The performance RSUs that were granted in December 2014 for fiscal 2015 will vest based on the performance measure of ROIC instead of time-based vesting

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Element of Compensation	Why Component Is Paid & Basis for Component		How Component Is Determined for Named Executive Officers

Benefits	To provide competitive retirement and health benefits		Based upon competitive market

U.S.-based named executive officers participate in most of the same benefit plans made available to our other U.S.-based salaried employees. They include:

	●	Retirement savings plan with a Company match

	●	Disability and life insurance

	●	Health and welfare (medical, vision and dental)

U.S.-based named executive officers also are eligible to participate in our non-qualified Executive Deferred Compensation Plan, which allows us to provide non-qualified benefits that are identical to the tax-qualified plan benefits but on income above the allowable level of the qualified plans.

Perquisites	To provide limited executive perquisites		Based upon competitive market and, in the case of the physical examinations, to promote vitality and succession in the executive team

	●	All of our named executive officers receive a car allowance

	●	Any named executive officer who receives an executive physical examination can be reimbursed for amounts not covered by insurance up to $3,000

Determining Mix of Compensation

The Committee does not have a set policy or formula for weighting the elements of compensation for each named executive officer. Instead, the Committee considers market factors relevant to that executive and his or her tenure, role within the Company and contributions to the Company’s performance. In general, as named executive officers assume greater responsibility, a larger portion of their total cash compensation is payable as short-term cash incentive, which is variable based on performance, as opposed to base salary, and a larger portion of their total direct compensation (that is, compensation other than benefits and perquisites) comes in the form of long-term equity incentive.

Fiscal 2014 Base Salaries

The Committee determines base salaries for named executive officers, other than the Chief Executive Officer, and makes recommendations to the independent directors of the Board regarding the base salary of the Chief Executive Officer.  These recommendations are based upon a number of factors, including competitive salaries and individual performance.  Annual recommendations for executive officers are made in November of each year, and any resulting adjustments to base salaries take effect in the following January.

The Committee reviewed base salary datasets developed by Towers Watson as the Committee considered adjustments to base salaries for fiscal 2014.  These datasets provided the Committee with information regarding a median level of base salary for each named executive officer position and a range of competitive base salaries.

Additionally, we have a systematic approach for evaluating the performance of our executive officers, with base salary adjustments affected primarily by the performance evaluation for the prior fiscal year.  The process begins by establishing specific, individualized performance goals at the beginning of the fiscal year for each executive officer, as well as identifying or reaffirming the core competencies of the position and evaluating performance against the values that guide how we conduct ourselves and our operation.  The Chief Executive Officer proposes individual performance goals for himself that are reviewed by the Committee and approved by the independent members of the Board.  The Chief Executive Officer works with each of the other named executive officers to establish appropriate performance goals for that individual.  These individual performance goals relate to our customers and our market, organizational improvements, and financial measures.

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The Chief Executive Officer regularly provides reports and updates throughout the year regarding his progress toward achievement of these individual performance goals.  The performance of the executive officer is assessed by the independent directors of the Board, in the case of the Chief Executive Officer, or by the Chief Executive Officer, in the case of the other executive officers.  As part of this performance review, the independent directors of the Board or the Chief Executive Officer, as the case may be, considers the executive officer’s demonstration of competencies of that executive’s role, the behaviors that reinforce our values and achievement of the individual performance goals established for that fiscal year.

The following table shows the annualized base salaries for the named executive officers for fiscal 2014, as well as the proximity of the fiscal 2014 base salary to the median of the market data for the same or similar position.

Named Executive Officer	Fiscal 2014 Annualized Base Salary	Fiscal 2014 Annualized Base Salary as a Percent of Median of Base Salary Comparable
Jeffrey A. Graves	$637,000	102%

Susan E. Knight	$361,000	103%

William E. Bachrach	$309,000	124%

Michael B. Jost	$330,000	110%

Steven G. Mahon	$345,000	110%

Design of EVC Plan and Review of Fiscal 2014 Performance

Under the EVC Plan, all of the named executive officers were eligible for cash bonuses depending upon our financial performance as compared to set performance goals and market competitive short-term incentive targets appropriate to their position.

The Committee determined the performance goals under the EVC Plan as part of our annual planning process and selected these performance goals critical to our success in fiscal 2014.  The Committee believes the combination of performance goals selected for the EVC Plan provides an appropriate balance between earnings-related and growth goals while also focusing on shareholder value.  The following is a summary of the performance goals and their relative weighting for the named executive officers:

Goal	Description	Weight for Messrs. Graves, Jost and Mahon and Ms. Knight	Weight for Mr. Bachrach

EPS	Earnings per share for fiscal 2014	30%	30%

EBIT	Earnings before interest and taxes for fiscal 2014	30%	30%

Revenue	Revenue for fiscal 2014	25%	40%

Orders	The total contractual intentions to sell products and services in fiscal 2014	15%	—

For Messrs. Graves and Mahon and Ms. Knight, all performance goals were total Company measures.  For Messrs. Jost and Bachrach, the EPS performance goal was a total Company measure, but the remaining measures were determined based upon achievement by the Test or Sensors segment, as applicable.  The Committee established performance goals based on segment (rather than total Company) performance for these executives to reflect their accountability for the performance of that segment.  The Committee also believes that the leader of the segment has a meaningful opportunity to directly impact the achievement of the performance goals through his individual performance as the leader of that segment.  In addition, the Committee continued to weigh the performance goals for Mr. Bachrach differently than for the other named executive officers by shifting the portion that was assigned to Orders for the other EVC Plan participants to Revenue. The Committee continues to believe this is appropriate because the relatively quick turn of product orders in the Sensors segment makes revenue a more meaningful measure of segment performance.

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The Committee also established minimum, target and maximum levels of achievement for each of the performance goals.  Target levels of achievement of each performance goal were set based on the expected results for fiscal 2014 under our annual operating plan.  The performance levels for minimum payout amounts were set at 85% of expected results under the plan, and the performance levels for maximum payout amounts were set at 120% of expected results.

Achievement of any of the performance goals at less than target level would result in a decreasing bonus until the achievement fails to meet the minimum performance level.  Minimum performance represents the level above which 50% payout would begin and below which the named executive officer would be entitled to no payout relating to that goal. Regardless of the achievement as compared to the performance goals, payouts relating to each performance goal under the EVC Plan were capped at two times and therefore, no participant could receive a payout more than 200% of the weighting assigned to that performance goal.

In addition, since the Committee believes the EPS performance goal provides a strong link between the incentive program and shareholder value, if the target level of EPS achievement is not met, EVC Plan participants are limited to target payout under the plan regardless of the results of other performance goals.  Within this provision of the EVC Plan, if the EPS target is not met an executive may receive a payout in excess of 100% for an individual performance goal so long as the executive’s payout under the EVC Plan is not in excess of 100% of target, in the aggregate.

The table below shows the bonus amounts as a percentage of their respective base salaries that would be earned by the named executive officers under the EVC Plan upon our achievement of the target and maximum for each performance goal.

Named Executive Officer	% of Fiscal 2014 Base Salary at Target Achievement	% of Fiscal 2014 Base Salary at Maximum Achievement

Jeffrey A. Graves	75%	150%

Susan E. Knight	50%	100%

William E. Bachrach	50%	100%

Michael B. Jost	50%	100%

Steven G. Mahon	50%	100%

The differences among the named executive officers of the cash incentive opportunity at the target level is primarily a function of their position within our Company and the corresponding grade level assigned to that position.  Named executive officers with the same grade level were assigned the same cash incentive opportunity at the target level.  The Committee usually sets the cash incentive opportunity at the target level at the same percentage for the same positions each year, with adjustments being made annually to the other primary factors affecting payout under the EVC: base salaries and the performance goals.  However, the Committee reviews, primarily for trend information, data from our compensation survey analysis and our group of compensation peer companies relating to short-term compensation earned by executive officers in comparable positions.  After this review, the Committee makes adjustments to the percentage of base salary that will be earned by our executive officers at target achievement as appropriate.  As a result of this review, the independent directors of the Board made an adjustment in fiscal 2014 to Mr. Graves’ percentage of base salary earned at target achievement by increasing his percentage from 70% to 75% and increasing the percentage of his base salary at maximum achievement from 140% to 150%.

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The table below sets forth for fiscal 2014 the corporate minimum, target, and maximum levels for each performance goal as established under the EVC Plan, as well as the actual achievement of that performance goal for fiscal 2014 and the percentage of the target level of that achievement.

Corporate Goal (1)	Threshold(2)	Target	Maximum	Result	Percent of Target Performance Achieved
EPS	$3.09	$3.63	$4.36	$3.01	0%

EBIT (in 000)	$72,335	$85,100	$102,120	$65,471	0%

Revenue (in 000)	$505,580	$594,800	$713,760	$564,328	83%

Orders (in 000)	$500,650	$589,000	$706,800	$615,586	123%

(1)
Specific performance goals for the Test and Sensors segments and their corresponding minimum, target and maximum amounts are not disclosed due to the competitive harm of such disclosure. For fiscal 2014, the Committee followed the same pattern in setting segment-specific performance levels as for setting the corporate performance levels: minimum is equal to 85% of the expected results under the applicable segment’s annual plan, target is equal to expected results, and maximum is equal to 120% of expected results.

(2)	Represents the hurdle performance required at which 50% payout begins.

Based on the results for fiscal 2014, the payouts to each named executive officer under the EVC Plan by performance goal were calculated as follows based upon their respective fiscal 2014 base salaries:

		Named Executive Officer and Payout Attributable to Performance Goal
Performance Goal	Percent of Target Payout Achieved	Jeffrey A. Graves	Susan E. Knight	William E. Bachrach(2)	Michael B. Jost(1) (2)	Steven G. Mahon
EPS	0%	—	—	—	—	—

EBIT	0%	—	—	$50,248	—	—

Revenue	83%	$98,243	$37,111	$67,724	$18,522	$35,481

Orders	123%	$87,153	$32,922	—	$17,550	$31,476

Total		$185,396	$70,033	$117,972	$36,072	$66,957

Total as % of Target		39%	39%	77%	38%	39%

(1)	Mr. Jost’s Letter Agreement provided for a guaranteed minimum payout of 50% of base salary paid for fiscal 2014, which resulted in a payout of $47,595, as reflected in the Summary Compensation Table.

(2)
Achievement of the performance goals relating to EBIT and Revenue for corporate performance for fiscal 2014 does not apply to Mr. Bachrach or Mr. Jost.  Amounts attributable to each of these measures represent amounts attributable to actual achievement in fiscal 2014 by the Sensor segment and Test segment of the performance goal noted.

Long-Term Incentive Awards

The Committee’s historical practice with respect to long-term incentive (“LTI”) grant timing had been to make annual grants in early July based on decisions made at its May meeting. During fiscal 2013, the Committee moved the discussion of LTI awards from May to November.  This change streamlined the process of holistically evaluating all elements of direct pay (base salary, short-term cash incentive and LTI) in order to examine how these pay elements interact to produce a competitively positioned total pay opportunity and drive pay-for-performance alignment under a variety of performance scenarios.

Moving the discussion of LTI awards from May to November resulted in LTI grants being delayed from July to December.  Given that our fiscal year ends in September, this change resulted in our effectively skipping an LTI grant in fiscal 2013.  By the time we made an LTI award in December 2013 (our fiscal 2014), 17 months had passed since our most recent prior award in July 2012.  To make LTI program participants whole for the delayed grant, after determining nominal LTI award values, the Committee multiplied that nominal value by an adjustment factor of 1.4.  The adjustment factor was calculated by dividing the number of months that had elapsed since the prior LTI grant (17 months) by the number of months typically separating successive LTI awards (12 months).

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The awards for fiscal 2014 were weighted 50% of the value in stock options and 50% of the value in restricted stock units.  In determining the number of stock options to grant, the Committee reviewed the stock options based on an average of the Black Scholes values over the last three years.  This methodology was employed in order to reduce the effects of stock price and interest rate volatility over the recent past and reduce the magnitude of year-to-year changes in the number of stock options awarded.  A more stable option grant size (in terms of the number of options) also sends a signal that pay realized from stock option grants will be more sensitive to future stock price appreciation and less sensitive to past stock price volatility.  This approach, however, causes the accounting value of the stock options that are shown in the Summary Compensation and Grants of Plan-Based Awards tables to differ from the value of RSUs, which would otherwise be unexpected with an equal-weighted mix of options and RSUs.  The grants for fiscal 2015 and subsequent fiscal years will use the average of the Black Scholes values over the last 90 days prior to the end of the fiscal year instead of the average of the Black Scholes values over the last three years.  The change to this methodology was employed to better represent the value of our equity over the most current period prior to the date of the award.

The following table shows for each of the named executive officers the number of shares underlying the equity awards and the aggregate value of the awards granted in December 2013 for fiscal 2014.  Mr. Jost did not receive an award as he joined the Company after the awards were made in December 2013.  As discussed above, these awards were adjusted by 140% to make participants whole for the delayed timing of the long-term incentive awards.

Named Executive Officer	Number of Shares Underlying Stock Options	Number of Restricted Stock Units	Aggregate Value of Awards

Jeffrey A. Graves	68,241	10,462	$1,358,000

Susan E. Knight	16,884	2,589	$336,000

William E. Bachrach	12,312	1,888	$245,000

Steven G. Mahon	16,181	2,481	$322,000

The options are all non-qualified stock options that vest in incremental installments of one-third per year commencing on the first anniversary of the date of grant and expire seven years after the date of grant.  The Committee extended the exercise period from five years, which it had historically used, to align the awards with prevalent market practice.  The restricted stock units vest in incremental installments of one-third per year commencing on the first anniversary of the date of grant.

The annual long term-incentive awards granted in early December 2014 for fiscal 2015 described below were not adjusted to reflect the timing considerations described above and we do not anticipate that there will be any further adjustment as a result of the grant timing.  As discussed previously, during fiscal 2014, the Committee considered changes to the design of its long-term incentive awards.  Beginning in fiscal 2015, the Committee decided to grant performance restricted stock units using return on invested capital as a performance measure instead of time-vested restricted stock units.  The Committee believes that measuring return on invested capital over a three-year period is an appropriate measure for such performance restricted stock units given its emphasis on profitability with a longer-term view.  For fiscal 2015 and subsequent fiscal years, the Committee will continue to maintain an even mix of stock options and performance restricted stock units over a three year period, with stub cycles of one and two years in length for the initial awards granted in fiscal 2015 to address the transition from the current time-vested restricted stock units.  The performance measure of return on invested capital will be expressed as annual targets for the applicable three-year period and the annual performance will be averaged over the performance period.  The performance range will have a threshold, target and maximum performance expectations each cycle, with a 75% guaranteed threshold of target and up to a 125% maximum opportunity of target.

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The following table shows for each of the named executive officers the number of shares underlying the equity awards and the aggregate value of the awards granted in December 2014 for fiscal 2015.  Mr. Jost did not receive an award as he left the Company before the awards were made in December 2014, and Ms. Knight did not receive an award as she will retire on January 2, 2015.

Named Executive Officer	Number of Shares Underlying Stock Options	Number of Performance Restricted Stock Units at Target	Aggregate Value of Awards

Jeffrey A. Graves	32,854	8,010	$1,073,000

William E. Bachrach	8,420	2,053	$275,000

Steven G. Mahon	8,114	1,978	$265,000

The options are all non-qualified stock options that vest in incremental installments of one-third per year commencing on the first anniversary of the date of grant and expire seven years after the date of grant.  The performance restricted stock units will be paid in fully vested shares at the end of the one, two and three-year performance period based on attainment of return on invested capital performance targets based on a board-approved budget set on an annual basis.  The performance range is determined based on threshold, target and maximum performance expectations each cycle, with a 75% guaranteed threshold of target and up to a 125% maximum opportunity of target.

Compensation Policies

Equity Incentive Grant Policy.  The Committee recognizes the importance of adhering to specific practices and procedures in the granting of equity incentives.  Accordingly, the Committee has developed a formal policy relating to the grant of equity incentives.  Our policy is that grants of equity incentives, other than new hire grants, will be made by the Committee once per year as described above.  Equity incentive awards to our Chief Executive Officer are approved by the independent directors of the Board following a recommendation by the Committee.  Our policy is that the grant date for awards made by the Committee to new hires will be the 15th day of the month following the month of hire or, if the market is closed that day, the first business day prior thereto in which the market is open.

Under our 2011 Stock Incentive Plan, the Committee may delegate authority to make awards to a subcommittee consisting only of independent directors or to one or more executive officers.  The Committee has delegated authority to the Chief Executive Officer to make awards of stock options, restricted stock units or a combination of stock options and restricted stock units, other than to our executive officers. This delegation is subject to a maximum number of shares and other restrictions.

Executive Compensation Clawback Policy.  We added a recoupment or “clawback” provision to our EVC Plan that was approved by shareholders at the fiscal 2009 annual meeting of shareholders.  Our 2011 Stock Incentive Plan contains a similar provision.  These clawback provisions require an executive officer to forfeit and allow us to recoup from the executive officer any payments or benefits received by the executive officer under the EVC Plan or the 2011 Stock Incentive Plan under certain circumstances, such as certain restatements of our financial statements, termination of employment for cause, and breach of an agreement between us and the executive officer.

Stock Ownership Guidelines.  To align our executive officers’ interests with our shareholders’ interests, the Committee expects our executive officers to acquire significant equity ownership in the Company.  Accordingly, we have adopted stock ownership guidelines requiring each executive officer to achieve an equity ownership level equal to a specified multiple of his or her base salary within five years of being appointed as an executive officer or within five years of change in executive officer status resulting in an increased required level of ownership.  The Committee revised the stock ownership guidelines in September 2014 and the current minimum equity ownership levels as a multiple of base pay are as follows: five times for the Chief Executive Officer, four times for the Chief Financial Officer and a multiple equal to their executive salary grade level for any other Senior Vice President (ranging from four times for E4 to two times for E2) and one times for a Vice President.  As part of the revisions in September 2014, the policy now provides that failure by a participant to meet the required ownership level within the time period established will result in a requirement that participants must retain 100% of the net shares acquired (net of taxes) through the Company’s equity compensation programs until the ownership levels are met.  It also requires that our executive officers hold equity acquired through our equity compensation plans in a minimum amount of 75% of the net proceeds (net of taxes) until ownership levels are met.

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Our independent directors have also imposed upon themselves a guideline for achieving significant equity ownership.  Our independent directors are expected to achieve an ownership of our Common Stock equal to a minimum of five times their annual cash retainer.

The Committee reviews the progress of our executive officers toward the ownership guidelines on a regular basis and determined that all of the executive officers either meet the ownership guidelines as required, or are on track for meeting the ownership guidelines within the established timeframes.

Tax Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code limits our ability to deduct compensation in excess of $1 million paid to the Chief Executive Officer or any of the three other most highly compensated executive officers (other than the Chief Financial Officer), unless the compensation qualifies as “performance-based compensation.” Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by our shareholders.  The Committee intends to continue its practice of paying competitive compensation in order to attract and retain the senior executives necessary to manage our business in the best interests of the Company and our shareholders.  Under some circumstances, this practice may require us to pay compensation that is not deductible under Section 162(m).  Although we intend to maximize the deductibility of compensation paid to executive officers, we also intend to maintain the flexibility to take actions considered to be in our best interests including, where appropriate, entering into compensation arrangements under which payments are not deductible.

Compensation Committee Report

The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis set forth above with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Barb J. Samardzich (Chair)	David D. Johnson	Michael V. Schrock	Gail P. Steinel

Risk Considerations in Our Compensation Programs

In fiscal 2014, management and the Compensation Committee continued to focus on responsible pay practices designed to produce positive results for the Company and its shareholders without encouraging excessive or inappropriate risk-taking. The Compensation Committee’s analysis identified the following components of our compensation programs that it believes effectively reduce risk without reducing incentives:

●	Our use of different types of compensation provides a balance of short-term and long-term incentives with fixed and variable components;

●
Our compensation plan design and the governance processes work together to minimize exposure to excessive risk, while creating a focus on operational activities that contribute to long-term shareholder value creation;

●
The metrics used to determine the amount of a participant’s bonus under our short-term incentive plans focus on a combination of Company-wide metrics and business unit performance using a balance of top and bottom line growth measures;

●	Our bonus plans impose threshold and maximum payout levels on bonus awards to ensure that we are rewarding desired performance and limiting windfalls;

●	Commission-based plans are aligned to drive business growth and support achievement of short- and long-term strategic objectives;

●	Incentive programs for executive officers include clawback provisions and allow the use of negative discretion;

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●	Our stock ownership guidelines encourage a prudent contribution to shareholder value and discourage excessive risk taking; and

●	Our system of internal controls places a strong focus on avoiding undue financial risk through rigorous review processes.

Based on the Company’s use of these programmatic safeguards and on the Committee’s continued review of the Company’s incentive compensation policies and practices for all of the Company’s worldwide locations, the Committee concluded in fiscal 2014 that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Conflict of Interest Analysis

Our Compensation Committee has considered the relationships that its compensation consultants have had with the Company, the members of the Compensation Committee and our executive officers, as well as the policies that the consultants have in place to maintain their independence and objectivity, and has determined that the work performed by its compensation consultants has raised no conflicts of interest.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation with respect to each named executive officer during the prior three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non- Equity Incentive Plan Compen- sation(3) ($)	All Other Compensation(4) ($)	Total ($)

Jeffrey A. Graves President and Chief Executive Officer	2014 2013 2012	631,887 612,467 230,768	— — 461,538	678,984 — 689,074	953,320 — 236,605	185,396 232,112 —	17,161 27,723 130,122	2,466,748 872,302 1,748,107

Susan E. Knight Senior Vice President, Chief Financial Officer	2014 2013 2012	358,042 346,930 337,963	— — —	168,026 — 144,525	235,868 — 90,400	70,033 93,914 156,496	16,176 27,723 27,359	848,145 468,567 756,743

William E. Bachrach Senior Vice President, Sensors	2014 2013	306,580 161,538	— 100,769	122,531 123,233	171,997 68,375	117,972 —	16,176 15,167	735,256 469,082

Michael B. Jost Senior Vice President, Test	2014	190,380	107,595	127,531	134,997	—	7,283	567,786

Steven G. Mahon Senior Vice President, General Counsel and Chief Compliance Officer	2014 2013 2012	342,316 331,926 315,000	— 50,000 100,000	161,017 — 231,563	226,045 — 198,458	66,957 89,853 145,863	58,483 27,723 21,324	854,818 499,502 1,012,208

(1)
Amounts for Mr. Graves include an inducement cash bonus ($300,000) plus the guaranteed minimum EVC Plan payout of 70% of base salary paid for fiscal 2012 ($161,538).  Amounts for Mr. Jost include an inducement cash bonus ($60,000) plus the guaranteed minimum EVC Plan payout of 50% of base salary paid for fiscal 2014 ($47,595).  Amounts for Mr. Mahon represent inducement cash bonuses, which were paid over two fiscal years. Amount for Mr. Bachrach includes an inducement cash bonus ($20,000) plus the guaranteed minimum EVC Plan payout of 50% of base salary paid for fiscal 2013 ($80,769).

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(2)
Amounts represent the aggregate grant date fair value of restricted stock units and stock options that were granted in each fiscal year as computed in accordance with FASB ASC Topic 718 utilizing the assumptions discussed in Note 2 to our Notes to Consolidated Financial Statements for the fiscal year ended September 27, 2014.  Annual long-term equity incentive awards were not made during fiscal 2013 because of the shift in timing from July to December grants in order to align the grant with the timing of annual performance reviews.  The annual long-term equity incentive award value made in fiscal 2014 represents a 1.4 times increase in the typical annual grant size to account for the shift in timing of the grant.

(3)	Represents amounts awarded for fiscal 2014 performance under the EVC Plan and paid out in the first quarter of fiscal 2015.

(4)
The table below describes the amounts in the “All Other Compensation” column above.  In fiscal 2014, Mr. Mahon spent approximately six months stationed in China working on behalf of the Company.  The amounts reported in the table above under “Spousal Travel”, “Relocation and Temporary Living Expenses” and “Tax Gross-Up” relate to this overseas assignment.

Supplemental Table to the “All Other Compensation” Column

	Retirement Plan
Name	Match $	Fiscal Year Contribution(1) $	Car $	Life Insurance Premiums, Executive Physical and Health Saving Account Contributions $	Spousal Travel $	Relocation & Temp. Living Expenses $	Tax Gross-Up $	Total $

Jeffrey A. Graves	7,650	—	8,040	1,471	—	—	—	17,161
Susan E. Knight	7,650	—	8,040	486	—	—	—	16,176
William E. Bachrach	7,650	—	8,040	486	—	—	—	16,176
Michael B. Jost	2,285	—	4,690	308	—	—	—	7,283
Steven G. Mahon	7,650	—	8,040	755	14,906	19,135	7,997	58,483

(1)	No discretionary Fiscal Year Contribution was made in fiscal 2014 given overall company performance, but the column is included for comparative purposes to prior fiscal years.

Grants of Plan-Based Awards in Fiscal 2014

As reflected in the table below, most of the named executive officers received only one type of plan-based award for their service in fiscal 2014: a cash award under our EVC Plan, payable in the first quarter of fiscal 2015.

EVC Awards

Under our EVC Plan, the named executive officers may receive cash payouts after the completion of each fiscal year if specified performance goals established at the beginning of the fiscal year are attained.  For each named executive officer, a cash incentive amount, expressed as a percentage of his or her base salary, is established for performance at each of the target and maximum levels.  The EVC Plan awards for fiscal 2014 were structured so that the cash incentive paid to each named executive officer would be 0% to 200% of the payout level established for performance at the target level for each goal.

Information about the potential payout levels established for each named executive officer and the nature and weighting of the goals selected for fiscal 2014 can be found under “Compensation Discussion and Analysis.”  The actual amounts paid pursuant to our EVC Plan for fiscal 2014 performance are listed in the “Non-Equity Incentive Plan Compensation” column to the Summary Compensation Table.

Stock Options

Unless an option holder is terminated for cause, vested stock options are exercisable for 90 days after the termination of the option holder’s employment, or 180 days upon death, disability or retirement.  If an option holder’s employment is terminated for cause, as defined in our 2011 Stock Incentive Plan, all unexercised options will immediately terminate.  The Compensation Committee may, at any time after the award is granted, accelerate the vesting of some or all of the unvested options as it deems appropriate.

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These stock options would become fully exercisable upon the occurrence of a change in control as defined in our 2011 Stock Incentive Plan unless the acquiring entity assumed or provided a substitute for the award.  The Compensation Committee may require options be exercised prior to the change in control and may pay cash or other securities to cancel awards in connection with the change in control.

Restricted Stock Units

If a unit holder’s employment is terminated, the unvested units will be forfeited. The Compensation Committee may, at any time after the award is granted, accelerate the vesting of some or all of the unvested units as it deems appropriate.

These restricted stock units would become fully exercisable upon the occurrence of a change in control as defined in our 2011 Stock Incentive Plan unless the acquiring entity assumed or provided a substitute for the award.  The Compensation Committee may pay cash or other securities to cancel awards in connection with the change in control.

Grants to named executive officers of plan-based awards in fiscal 2014 are set forth in the table below.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Approval Date	Award Type(1)	Threshold(3) ($)	Target ($)	Maximum ($)

Jeffrey A. Graves			Cash	36,700	489,327	978,654	—	—	—	—
	12/04/2013	11/18/2013	Options	—	—	—	—	68,241	64.90	953,320
	12/04/2013	11/18/2013	RSUs	—	—	—	10,462	—	—	678,984

Susan E. Knight			Cash	13,538	180,500	361,000	—	—	—	—
	12/04/2013	11/18/2013	Options	—	—	—	—	16,884	64.90	235,868
	12/04/2013	11/18/2013	RSUs	—	—	—	2,589	—	—	168,026

William E. Bachrach			Cash	26,650	177,664	355,328	—	—	—	—
	12/04/2013	11/18/2013	Options	—	—	—	—	12,312	64.90	171,997
	12/04/2013	11/18/2013	RSUs	—	—	—	1,888	—	—	122,531

Michael B. Jost			Cash	12,375	165,000	330,000	—	—	—	—
	03/15/2014	01/19/2014	Options	—	—	—	—	12,814	71.97	134,997
	03/15/2014	01/19/2014	RSUs	—	—	—	1,772	—	—	127,531

Steven G. Mahon			Cash	13,251	176,680	353,360	—	—	—	—
	12/04/2013	11/18/2013	Options	—	—	—	—	16,181	64.90	226,045
	12/04/2013	11/18/2013	RSUs	—	—	—	2,481	—	—	161,017

(1)	The cash awards were made pursuant to the EVC Plan, and the grants of stock options and RSUs were made pursuant to the 2011 Stock Incentive Plan.

(2)	The EVC Plan performance goals for fiscal 2014 are described under “Compensation Discussion and Analysis – Design of EVC Plan and Review of Fiscal 2014 Performance.”

(3)
Threshold amounts can be calculated for each individual performance measure, and in each case are equal to 50% of the target amount payable with respect to that measure. The amounts reported as threshold amounts in the table represent the payout that would have been made if threshold performance were achieved for the performance measure assigned the lowest weight for the respective named executive officer, assuming that threshold performance was not achieved for any other performance measure.

(4)	Equal to the closing market value of shares on the grant date.

(5)
The grant date fair value of options is calculated using a multiple option form of the Black-Scholes option valuation model with assumptions for interest rate, expected life, share price volatility and dividend yield. The grant date fair value of RSUs is calculated with reference to the fair market value of the underlying shares (the closing market value of shares on the grant date). See Note 2 to our Notes to Consolidated Financial Statements for the fiscal year ended September 27, 2014.

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Outstanding Equity Awards at 2014 Fiscal Year End

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)(2)
Name	Exercisable (#)	Un- Exercisable (#)

Jeffrey A. Graves	19,194	9,596	39.38	07/02/2017
	0	68,241	64.90	12/04/2020
					16,395	1,126,992

Susan E. Knight	0	3,666	39.38	07/02/2017
	0	16,884	64.90	12/04/2020
					3,812	262,037

William E. Bachrach	2,250	4,500	54.77	04/15/2018
	0	12,312	64.90	12/04/2020
					3,388	232,891

Michael B. Jost	0	12,814	71.97	03/15/2021
					1,772	121,807

Steven G. Mahon	5,600	5,600	36.94	11/15/2016
	6,667	3,333	39.38	07/02/2017
	0	16,181	64.90	12/04/2020
					4,496	309,055

(1)	Stock options granted with a five-year term, exercisable in three equal installments each year beginning on the first anniversary of the grant date.

(2)
The market value of unvested restricted stock units equals the closing price of our Common Stock on the NASDAQ Stock Market at fiscal year end ($68.74) multiplied by the number of shares or units.  The restricted stock units vest in three equal annual installments beginning on the first anniversary of the grant date.

Option Exercises and Stock Vested in Fiscal 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vest(1) (#)	Value Realized on Vest(2) ($)

Jeffrey A. Graves	—	—	3,938	269,533

Susan E. Knight	23,334	616,154	812	56,661

William E. Bachrach	—	—	491	31,503

Michael B. Jost	—	—	—	—

Steven G. Mahon	5,600	193,984	1,338	91,449

(1)
For Mr. Graves, Ms. Knight, Mr. Bachrach and Mr. Mahon, the number of shares acquired equals the difference between the number of restricted stock units vested and the number of such units withheld by the Company to cover tax withholding requirements.  The number of restricted stock units that vested before the withholding was 5,933 for Mr. Graves, 1,223 for Ms. Knight, 750 for Mr. Bachrach and 2,016 for Mr. Mahon.

(2)	The value realized on the vesting of the restricted stock units is the fair market value of our Common Stock at the time of vesting.

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Non-Qualified Deferred Compensation

Our Executive Deferred Compensation Plan is a non-qualified plan that provides a select group of employees, including all of the named executive officers, with the option to defer up to 90% of base salary or short-term cash incentive.  Independent directors are also eligible to participate in the Executive Deferred Compensation Plan and may elect to defer up to 90% of the director’s fees we pay.

Participants’ deferred compensation accounts earn a monthly rate of return based on an established interest rate.  The interest rate is approved by the Compensation Committee in November of each year for the following calendar year.  Historically, the ten-year government treasury note rate as of the first business day of the calendar year has been used.  As such, the interest rate for calendar 2014 was 3.0%.

At the time of the deferral election, participants must also select a distribution date and form of distribution.  Participants may elect to receive distribution in a single payment, installments, or combination thereof.  Distribution elections cannot change unless the election is to postpone payment until the fifth anniversary of separation from service or, if later, age 60 and the election must be made at least 12 months before separation from service.  In no case can an earlier distribution election be allowed.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

William E. Bachrach	15,329	—	428	—	15,757

(1)	Contributions were included in the amount reported in the “Salary” column of the Summary Compensation Table.

(2)
Earnings are determined on a calendar-year basis; earnings were 3.0% for 2014. This amount was not reported in the Summary Compensation Table because it does not represent above-market or preferential earnings.

Potential Payments Upon Termination or Change in Control

Payments and benefits receivable by the named executive officers upon termination of employment or a change in control of our Company are governed by the arrangements described below.

Executive Change in Control Severance Plan

We adopted the Executive Change in Control Severance Plan (the “Change in Control Severance Plan”) on September 30, 2013, which became effective January 1, 2014, so that the treatment of all eligible named executive officers would be consistent if such individual’s employment with the Company or an affiliate were terminated without Cause or for Good Reason following a Change in Control, each as defined in the Change in Control Severance Plan.  Under the Change in Control Severance Plan, the Company will pay and provide to the eligible participants benefits in a sum equal to 200% of the following: annualized basic cash remuneration in effect during the then current year; average annual Executive Variable Compensation paid for the preceding three years (or the actual number of years of receipt of such bonus if less than three years); and any other form of compensation paid to the participant and included in such individual’s gross income during the 12-month period immediately prior to the date of termination.  In fiscal 2014, all other forms of compensation for Mr. Mahon includes spousal travel and relocation and temporary living expenses as he spent approximately six months stationed in China working on behalf of the Company on an overseas assignment.  The cash severance benefit will be paid in a lump sum following termination. The executive will also receive certain life, disability, accident, and health insurance coverage for a period of up to 18 months following termination and officers’ liability insurance for not less than six years from the date of a Change in Control.  As a condition to the receipt of such benefits, the executive may not render services to any entity offering any competing product for a period of two years following the date of termination unless the change in control was not approved by the Board of Directors.

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Executive Severance Plan

We adopted the Executive Severance Plan on September 30, 2013 (the “Severance Plan”), so that the treatment of all eligible named executive officers would be consistent if such individual’s employment with the Company or an affiliate were terminated without Cause or for Good Reason, each as defined in the Severance Plan. In the event of such termination, the Severance Plan provides that the eligible participant would receive as benefits a sum equal to 100% of his or her annualized basic cash remuneration in effect during the then current year and certain life, accident and health insurance coverage. The cash severance benefit would be paid in equal installments on each payroll pay date during the 12 month period beginning no later than 60 days following the date of termination. As a condition of the receipt of these benefits, the executive may not render services to any entity offering any competing product for a period of one year following the date of termination.  In addition, payments to be paid under the Severance Plan can be forfeited, and certain payments already made can be recaptured, if the executive engaged or engages in conduct detrimental to the Company while employed by the Company or violates the Severance Plan’s non-compete provisions.  Messrs. Graves, Bachrach, Jost and Mahon and Ms. Knight each became eligible to participate in the Severance Plan during fiscal 2014.

Equity Incentives

Our 2011 Stock Incentive Plan provides for acceleration of stock incentives upon a change in control if the awards have not been assumed or substituted by an acquiring entity.  Upon a change in control, any stock incentive will immediately vest and be exercisable and any restrictions will lapse.  Notwithstanding the foregoing, unless the Compensation Committee determines otherwise at or prior to the change in control, no stock incentive that is subject to any performance criteria for which the performance period has not expired shall accelerate at the time of a change in control.

Short-Term Cash Incentives

Under the terms of the awards made pursuant to the EVC Plan, if a named executive officer’s employment with the Company is terminated for any reason other than death before the end of the fiscal year on which the performance goals are based, the officer will not receive any payout under the EVC Plan. If a named executive officer dies during the fiscal year on which the performance goals are based, a prorated payout based on actual achievement of the performance goals at the end of the fiscal year will be made to the officer’s estate. Such a payout will be proportionately reduced based upon the time the officer was employed during the fiscal year.

Estimated Payments for Named Executive Officers

Assuming that a termination of employment and/or change in control occurred on September 27, 2014, the total compensation payable to the following named executive officers in accordance with the Executive Change in Control Severance and Executive Severance Plans that were in place at that time is as set forth in the table below.
	Termination of Employment in Conjunction with a Change in Control				Change in Control (without Termination of Employment)	Termination (without Change in Control)
Name	Cash Payment ($)(1)	Accelerated Vesting ($)(2)	Benefits ($)(3)	Total Value ($)	Accelerated Vesting ($)(2)	Cash Payment ($)(4)	Benefits ($)(5)	Total Value ($)
Jeffrey A. Graves	1,707,589	1,670,776	23,416	3,401,781	1,670,776	637,000	15,029	652,029

Susan E. Knight	951,709	434,505	17,514	1,403,728	434,505	361,000	11,094	372,094

William E. Bachrach	870,024	343,034	23,416	1,236,474	343,034	309,000	15,029	324,029

Michael B. Jost	669,380	121,807	23,416	814,603	121,807	330,000	15,029	345,029

Steven G. Mahon	908,076	647,127	43,559	1,598,762	647,127	345,000	432	345,432

(1)
Pursuant to the named executive officer’s Change in Control Agreement, represents two times his or her annual compensation (consisting of annual base salary; the average of the cash incentive payment made pursuant to the EVC Plan for each of the prior three fiscal years, excluding any payments made with respect to a partial fiscal year; and other non-plan based payments during the previous 12-month period prior to the date of termination).

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(2)
Represents the aggregate value of stock options and restricted stock units held by each named executive officer that were not vested as of September 27, 2014 but whose vesting and exercisability would have been accelerated under the terms of the 2011 Stock Incentive Plan (assuming that the awards were not assumed or substituted by an acquiring entity).  The value of accelerating each unvested stock option is equal to the difference between the Stock Price and the exercise price of such option.  The value of accelerating each unvested restricted stock unit is equal in each case to the Stock Price.

(3)
Pursuant to the named executive officer’s Change in Control Agreement, represents payments made for life, disability, and accident and health insurance benefits for 18 months following termination.  For Mr. Mahon, this amount includes spousal travel and relocation and temporary living expenses of $42,038 related to his overseas assignment received in fiscal 2014.

(4)	Pursuant to the named executive officer’s Severance Agreement, represents annual base salary plus the target annualized cash incentive payment under the EVC Plan.

(5)	Pursuant to the Executive Severance Plan, represents payments made for life, accident and health insurance benefits for 12 months following termination.

PROPOSAL 3

 NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION
OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

General Information

In accordance with Section 14A of the Securities Exchange Act of 1934, shareholders are being asked to vote on the following resolution:

RESOLVED, that the shareholders of MTS Systems Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in the Company’s proxy statement.

The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained on pages 14 to 33 of this proxy statement.  As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders.  Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment.

Your vote on Proposal 3 is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board.  The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board.  However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board has decided that the Company will hold an advisory vote on the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”) annually until the next required vote on the frequency of Say-on-Pay Votes or until the Board determines that it is in the best interest of the Company to hold such vote with a different frequency. The next Say-on-Pay Vote will be held at our fiscal 2015 annual meeting to be held early in calendar year 2016.

Board Voting Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION, THE COMPENSATION TABLES, AND THE ACCOMPANYING NARRATIVE DISCLOSURE, SET FORTH IN THIS PROXY STATEMENT.

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PROPOSAL 4

APPROVAL OF THE MTS SYSTEMS CORPORATION
EXECUTIVE VARIABLE COMPENSATION PLAN

Our board of directors has approved, and recommends shareholder approval of, the material terms of the MTS Systems Corporation Executive Variable Compensation Plan (the “EVC Plan”) pursuant to which cash incentive awards are made to eligible employees of the Company.  Because five years have passed since the adoption of the EVC Plan, Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) requires us to obtain shareholder re-approval of the material terms of the EVC Plan in order to preserve our ability to deduct, for federal income tax purposes, performance-based incentive compensation paid to certain of our executive officers under the EVC Plan.  In connection with this re-approval, our board has approved certain changes to the EVC Plan, such as refinements to definitions, clarifying certain provisions related to Section 409A of the Code and specifying the effective date for the EVC Plan, assuming shareholder approval.

Section 162(m) of the Code generally does not permit us to deduct compensation of more than $1,000,000 per individual paid in any taxable year to our Chief Executive Officer and our three other highest paid executive officers, excluding our Chief Financial Officer, unless such compensation is considered “performance-based” in accordance with Section 162(m) and its implementing regulations.  Cash incentive awards payable under the EVC Plan may qualify as performance-based compensation for purposes of Section 162(m) if, among other things, the material terms under which the incentive awards are to be paid, including the nature of the performance goals that must be attained before payments may be made, are approved by our shareholders every five years.

Our shareholders previously approved the EVC Plan at our February 2010 annual meeting.  The EVC Plan authorizes the Compensation Committee (the “Committee”) to award cash bonuses to senior management employees, including the Chief Executive Officer and the three executive officers subject to Code Section 162(m), based on the achievement of pre-established objective financial and business performance goals.  If the EVC Plan is reapproved by our shareholders, cash incentive awards under the EVC Plan with respect to our fiscal years beginning in and after October 2015 can continue to qualify as performance-based compensation for purposes of Section 162(m).

The full text of the EVC Plan is attached to this proxy statement as Appendix A.  If the shareholders approve the restated EVC Plan, it will become effective as of beginning with the Company’s 2015 fiscal year.

Summary of the EVC Plan

Purpose of the EVC Plan

The purpose of the EVC Plan is to focus efforts on achievement of financial objectives that are important to the success of MTS and to reward our executives when our financial performance meets or exceeds the established objectives.

Eligibility and Participation

The Company maintains the EVC Plan primarily for employees who are executive officers or senior management employees.  From time to time, the Committee will select from among the executive officers and senior management employees those individuals who will participate in the EVC Plan during a specific performance period.  As a frame of reference, for the fiscal year ended September 27, 2014, there were approximately seven employees eligible to participate in the EVC Plan, and seven executive officers selected to participate.

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Performance Goals

Participants receive awards under the EVC Plan whose payout is contingent upon the degree of attainment over the applicable fiscal year or other period (“Performance Period”) of one or more financial goals (“Performance Goals”) established by the Committee and based on one or more of the following performance measures specified in the EVC Plan: (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity or sales); (d) cash flow return on investments (net cash flows divided by owners equity); (e) earnings before or after taxes, depreciation and/or amortization; (f) revenues and or sales (gross or net); (g) operating income (before or after taxes); (h) total shareholder return; (i) corporate performance indicators (indices based on the level of certain services provided to customers); (j) cash generation, working capital, profit and/or revenue targets; (k) growth measures, such as revenue or sales growth; (l) ratios, such as expenses or market share and/or (m) share price (including, but not limited to, growth measures and total shareholder return).  In setting Performance Goals based on these performance measures, the Committee may establish goals on an absolute basis, rate basis, or relative to peer group company performance or other benchmarks, and the Performance Goals may contain a threshold, target and minimum in determining the range of a Bonus Award.  The determination of a Performance Goal may exclude the effect of changes in accounting standards and non-recurring unusual events specified by the Committee, such as write-offs and acquisitions and dispositions of businesses.  The Committee also has the discretion to adjust the determination of the degree of attainment of performance goals, but not in connection with any bonus award intended to qualify as performance-based compensation for Section 162(m) purposes if the effect of the adjustment would be to increase the amount otherwise payable under such award.

Bonus Awards

Not later than 90 days after the beginning of a Performance Period (but not later than after 25% of a Performance Period shorter than one year has elapsed), the Committee will, with respect to each participant or group of participants: (i) establish the Performance Goal(s) by which the financial performance of MTS will be measured and establish the Performance Period over which such Performance Goals will be measured; (ii) determine the percentage of each participant’s salary that may be awarded as bonus for the Performance Period, up to the maximum bonus payable to any executive for any fiscal year of $2,000,000; (iv) specify in terms of an objective formula or standard the method for calculating the amount payable to a participant if the Performance Goal(s) are satisfied; and (v) determine the frequency at which each bonus will be paid when attained.

Payment of Bonus Awards

Earned bonus amounts shall be paid within 90 days after the end of our fiscal year and only after the Committee certifies that the relevant Performance Goals established at the beginning of the Performance Period have been met.  The Committee retains the discretion to reduce the amount otherwise payable to a participant even if the Performance Goals have been attained.  Each participant may elect, in accordance with the terms of our qualified pension and non-qualified deferred compensation plans, to defer some or all of the bonus amount otherwise payable to the participant.  The Committee may also specify that bonus amounts payable may be reduced or cancelled, or that bonus payments received by participants may be recovered if a participant violates our policies, such as non-compete or non-disclosure policies, or engages in conduct detrimental to the Company.  We may also recover all or a portion of any bonus payment with respect to a fiscal year the financial results have been restated due to errors, omissions or fraud.

Administration

The EVC Plan is administered by the Committee, which is authorized to make all decisions required to administer, interpret and apply the EVC Plan, including selecting participants and determining the terms and conditions of bonus awards.  The present members of the Committee are deemed to be independent non-employee directors, as defined under NASDAQ Stock Market listing standards, and “outside directors” as defined for purposes of Section 162(m).  The Committee retains exclusive authority to make and administer bonus awards under the EVC Plan to the Chief Executive Officer and our four other most highly compensated executive officers, but the Committee may delegate to the Chief Executive Officer the authority to determine bonus awards to other executives.

Amendment and Termination

The Committee may amend, modify, suspend or terminate the EVC Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law.  No such action may be taken by the Committee without shareholder approval if the lack of such approval would cause compensation intended to be performance-based for purposes of Section 162(m) to no longer qualify as such.

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Future Awards

As previously noted, our shareholders are being asked to re-approve the EVC Plan so that bonus awards under the EVC Plan with respect to our fiscal years beginning in and after October 2015 can continue to qualify as performance-based compensation for purposes of Section 162(m).  As a result, amounts payable under EVC Plan for future periods that will be affected by the requested vote of shareholders are not currently determinable.  However, the cash bonus amounts paid to our named executive officers under the EVC Plan for the fiscal year ended September 27, 2014 are reported in the section entitled “Executive Compensation” beginning on page 14 of this proxy statement.

Board Voting Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
PROPOSAL TO APPROVE THE EVC PLAN.

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OTHER INFORMATION

Security Ownership of Principal Shareholders and Management

The following table sets forth, as of the close of business on December 16, 2014, the number and percentage of outstanding shares of our Common Stock beneficially owned (i) by each person who is known to us to beneficially own more than five percent of our Common Stock, (ii) by each director and director nominee, (iii) by each executive officer named in the Summary Compensation Table, and (iv) by all our directors and executive officers as a group:

	Number of Shares		Percent
Name and Address of Beneficial Owner	Beneficially Owned	Note	of Class

Mairs and Power, Inc. 332 Minnesota Street, Suite W-1520 Saint Paul, MN 55101	1,823,382	(1)	12.10%
BlackRock, Inc. 40 East 52nd St. New York, New York 10022	1,353,756	(2)	9.90%
Ariel Investments, LLC 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601	1,003,574	(3)	6.66%
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	937,948	(4)	6.22%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvem, PA 19355	937,353	(5)	6.22%
NewSouth Capital Management, Inc. 999 S. Shady Rd., Suite 501 Memphis, TN 38120	758,183	(6)	5.03%
Jeffrey A. Graves	52,134	(7)	*
Susan E. Knight	35,541	(7) (8)	*
William E. Bachrach	7,371	(7)	*
Michael B. Jost	0	(7) (9)
Steven G. Mahon	22,006	(7)	*
David J. Anderson	14,756	(7)	*
Jean-Lou Chameau	11,759	(7)	*
David D. Johnson	7,142		*
Emily M. Liggett	9,290	(7)	*
Randy J. Martinez	1,286	(7)	*
Barb J. Samardzich	23,609	(7)	*
Michael V. Schrock	1,286	(7)	*
Gail P. Steinel	10,414	(7)	*
Kenneth Yu	3,142	(7)	*

All directors and executive officers as a group (15 persons)	217,843	(10)	1.44%

* Less than 1%.

(1)
According to the Schedule 13G/A filed on February 6, 2014 with the SEC. Includes 1,446,980 shares over which Mairs and Power, Inc. has sole voting power and 1,823,382 shares over which Mairs and Power, Inc. has sole dispositive power.

(2)
According to the Schedule 13G/A filed on January 30, 2014 with the SEC.  Includes 1,298,096 shares over which BlackRock, Inc. has sole voting power and 1,353,756 shares over which BlackRock, Inc. has sole dispositive power.

(3)
According to the Schedule 13G filed on February 14, 2014 with the SEC.  Includes 881,214 shares over which Ariel Investments, LLC has sole voting power and 1,003,574 shares over which Ariel Investments, LLC has sole dispositive power.

(4)	According to the Schedule 13G/A filed on January 13, 2014 with the SEC. Includes 937,948 shares over which Royce & Associates, LLC has sole voting power and sole dispositive power.

(5)
According to the Schedule 13G/A filed on February 11, 2014 with the SEC.  Includes 22,546 shares over which The Vanguard Group, Inc. has sole voting power, 914,807 shares over which The Vanguard Group, Inc. has sole dispositive power and 22,546 shares over which The Vanguard Group, Inc. has shared dispositive power.

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(6)
According to the Schedule 13G filed on February 7, 2014 with the SEC.  Includes 620,838 shares over which NewSouth Capital Management, Inc. has sole voting power and 758,183 shares over which NewSouth Capital Management, Inc. has sole dispositive power.

(7)
Includes the following number of shares which could be purchased under stock options exercisable within 60 days of December 16, 2014: Mr. Graves – 41,941 shares; Ms. Knight – 5,628 shares; Mr. Bachrach – 6,354; Mr. Mahon – 17,661 shares; Mr. Anderson – 3,274 shares; Mr. Chameau – 2,348 shares; Mr. Johnson – 1,324 shares; Ms. Liggett – 2,348 shares; Mr. Martinez – 1,286 shares; Ms. Samardzich – 2,348 shares; Mr. Schrock – 1,286 shares; Ms. Steinel – 2,348 shares; and Mr. Yu – 1,324 shares.

(8)	Includes 10,000 shares owned jointly with Ms. Knight’s spouse. Voting and investment power over those shares are shared accordingly.

(9)	Mr. Jost is no longer an officer of the Company as of October 16, 2014. As a result, the number of shares beneficially owned by Mr. Jost is current as of his Form 4 filing on March 17, 2014.

(10)	Includes 18,107 shares held by executive officers not listed in this table of which 15,829 shares could be purchased under stock options exercisable within 60 days of December 16, 2014.

Related Party Transactions

The Audit Committee is responsible for the review and approval of all related party transactions between the Company and any of our executive officers, directors or director nominees, or any immediate family member of any such person.  Pursuant to a related party transactions approval procedure adopted by the Audit Committee, all related party transactions that involve amounts in excess of $120,000 and in which a related party has or will have a direct or indirect material interest, must be approved in advance by the Audit Committee.  If the proposed transaction involves a member of the Audit Committee, such member will not participate in the deliberations or vote on the proposed transaction.  Related party transactions may be approved if the Audit Committee in good faith determines them to be (i) fair and reasonable to us, (ii) on terms no less favorable than could be obtained by us if the transaction did not involve a related party, and (iii) in our best interests.

There were no related party transactions during fiscal 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require us to disclose the identity of directors, executive officers and beneficial owners of more than 10% of our Common Stock who did not file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.  Based solely on a review of copies of such reports and written representations from reporting persons, we believe that all directors and executive officers complied with all filing requirements applicable to them during fiscal 2014.

Information Regarding Equity Compensation Plans

The following table sets forth information about our equity compensation plans as of September 27, 2014.

Plan Category	Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (#)(in thousands)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2) ($)	Securities Remaining Available for Future Issuance Under Equity Compensation Plans (3) (#)(in thousands)
Equity Compensation Plans Approved by Securityholders	707	40.36	1,288
Equity Compensation Plans Not Approved by Securityholders	–	–	–

Total	707	40.36	1,288

(1)	Reflects securities to be issued upon the exercise of vested stock options and the vesting of restricted stock units under our 2006 Stock Incentive Plan and 2011 Stock Incentive Plan.

(2)
The weighted-average exercise price set forth in this column is calculated excluding outstanding restricted stock and restricted stock unit awards, since recipients are not required to pay an exercise price to receive the shares subject to these awards.

(3)
Includes securities available for future issuance under the 2011 Stock Incentive Plan other than those listed in the first column, and approximately 720,000 shares available for issuance under the 2012 Employee Stock Purchase Plan.

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Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has been an officer or employee of our Company or any of our subsidiaries and affiliates or has had any relationship with our Company requiring disclosure in our proxy statement other than service as a director.  None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officer of which served either on our Board of Directors or on our Compensation Committee.

Shareholder Proposals

Proposals Included in the Proxy Statement

Proposals of our shareholders that are intended to be presented by such shareholders at our fiscal 2015 annual meeting to be held in early calendar 2016 and that shareholders desire to have included in our proxy materials related to such meeting must be received by us at our principal executive offices no later than 5:00 p.m., Central Time, September 1, 2015, which is 120 calendar days prior to the anniversary of this year’s mailing date.  Upon timely receipt of any such proposal we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

If a shareholder wishes to present a proposal at our fiscal 2015 annual meeting to be held in early calendar 2016 or to nominate one or more directors and the proposal is not intended to be included in our proxy statement relating to that meeting, the shareholder must give advance notice to us prior to the deadline for such meeting determined in accordance with our Bylaws.  In general, our Bylaws provide that such notice should be addressed to the Secretary and be no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances.  For purposes of our fiscal 2015 annual meeting, such notice must be received no earlier than October 13, 2015 and not later than November 12, 2015.  These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.  Our Bylaws set out specific requirements that such shareholders and written notices must satisfy.  Copies of those requirements will be forwarded to any shareholder upon written request to the Secretary of the Company.

Our management knows of no matters other than the foregoing to be brought before the Annual Meeting.  However, this proxy gives discretionary authority in the event that additional matters should be presented.

A copy of our Annual Report and Form 10-K for the fiscal year ended September 27, 2014, which includes audited financial statements, will be furnished without charge to any shareholder who requests it in writing from Corporate Secretary, MTS Systems Corporation, 14000 Technology Drive, Eden Prairie, Minnesota 55344, and are also available from the SEC’s Internet site at www.sec.gov or via our Internet site at www.mts.com.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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ABOUT THE ANNUAL MEETING AND PROXY MATERIALS

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will vote upon (1) the election of nine directors, (2) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2015, (3) a non-binding, advisory vote to approve the compensation of the Company’s named executive officers, (4) the approval of the MTS Systems Corporation Executive Variable Compensation Plan, and (5) such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.  In addition, our management will report on the performance of the Company and respond to questions from shareholders.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet.  Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders of record and beneficial owners.  All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request a printed set of the proxy materials at no cost to the shareholder.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability.

If you do not affirmatively elect to receive printed copies of the proxy materials, you will only be able to view our proxy materials electronically on the Internet.  Providing our proxy materials to shareholders on the Internet rather than printing and mailing hard copies saves us these costs.  We encourage you to view our proxy materials on the Internet.  Shareholders who have affirmatively elected to receive a printed set of our proxy materials may change their election and elect to view all future proxy materials on the Internet instead of receiving them by mail.

Who is entitled to vote?

Only shareholders of record at the close of business on December 16, 2014 (the “Record Date”) will be entitled to vote at the Annual Meeting, or any adjournments or postponements thereof. Each outstanding share of the Company’s common stock, $0.25 par value (the “Common Stock”), entitles its holder to cast one vote on each matter to be voted upon.

Shareholders have cumulative voting rights in the election of directors.  If any shareholder gives proper written notice to any officer of the Company before the Annual Meeting, or to the presiding officer at the Annual Meeting, that shareholder may cumulate their votes for the election of directors by multiplying the number of votes to which the shareholder is entitled by the number of directors to be elected and casting all such votes for one nominee or distributing them among any two or more nominees.  If such notice is given by any shareholder, votes for directors by all shareholders will be cumulated.  For instance, if a shareholder only votes for one nominee, such vote will be automatically cumulated and cast for that nominee.  If a shareholder has voted for more than one nominee, the total number of votes that the shareholder is entitled to cast will be divided equally among the nominees for whom the shareholder has voted.

Who can attend the Annual Meeting?

All shareholders as of the Record Date, or their duly appointed proxies, may attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/MTSC2015.  If you hold your shares in street name, you must request a legal proxy from your broker or nominee to attend and vote at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum. A quorum is required for business to be conducted at the Annual Meeting. As of the Record Date, 15,074,616 shares of our Common Stock were outstanding, so holders of at least 7,537,309 shares of our Common Stock must be present, attending the virtual Annual Meeting or by proxy, to have a quorum. If you vote your proxy electronically through the Internet or by telephone, or submit a properly executed paper proxy card, your shares will be considered part of the quorum even if you abstain from voting.

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How do I vote?

You may vote in one of the following ways:

●
By Internet before the Annual Meeting: You may access the website at www.proxyvote.com to cast your vote 24 hours a day, 7 days a week.  You will need your control number found in the Notice of Internet Availability.  Follow the instructions provided to obtain your records and create an electronic ballot.

●
By telephone: If you reside in the United States or Canada, you may call 1-800-690-6903 by using any touch-tone telephone, 24 hours a day, 7 days a week.  Have your Notice of Internet Availability in hand when you call and follow the voice prompts to cast your vote.

●	By mail: If you request a paper proxy card, mark, sign and date each proxy card you receive and return it in the postage-paid envelope provided or to the location indicated on the proxy card.

●
At the Annual Meeting:  If you are a shareholder of record, you may attend the Annual Meeting and vote your shares at www.virtualshareholdermeeting.com/ MTSC2015 during the meeting. You will need your control number found in the Notice of Internet Availability.  Follow the instructions provided to vote.

Shares represented by proxies submitted through the Internet or by telephone, or those paper proxy cards properly signed, dated and returned, will be voted at the Annual Meeting in accordance with the instructions set forth therein.  If a proxy is properly submitted, whether through the Internet, by telephone, or by mail using a paper proxy card, but contains no instructions, the shares represented thereby will be voted FOR all directors in Proposal 1, FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2015 in Proposal 2, FOR the non-binding, advisory vote to approve the compensation of the Company’s named executive officers in Proposal 3, and FOR the approval of the MTS Systems Corporation Executive Variable Compensation Plan in Proposal 4, and at the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

The Internet and telephone voting procedures are designed to verify shareholders’ identities, allow them to give voting instructions and confirm that their instructions have been recorded properly.  Shareholders voting through the Internet should be aware that they may incur costs to access the Internet and that these costs will be at the expense of the shareholder.

When do I vote?

If you wish to vote by Internet or telephone, you must do so before 11:59 p.m. Eastern Standard Time on February 9, 2015 using www.proxyvote.com or calling 1-800-690-6903, as applicable. If you want to vote after February 9, 2015 or revoke an earlier proxy, you must submit a signed proxy card or vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/MTSC2015.

Can I change my vote after I vote electronically or return my proxy card?

Yes. Even after you have voted electronically through the Internet or by telephone or submitted your proxy card, you may change your vote at any time before the proxy is exercised at the Annual Meeting. You may change your vote by:

●	Returning a later-dated proxy by Internet, telephone or mail;

●	Delivering a written notice of revocation to our Corporate Secretary at 14000 Technology Drive, Eden Prairie, Minnesota 55344; or

●	Attending the virtual Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy that you have previously submitted.

Shareholders who hold shares through a broker or other intermediary should consult that party as to the procedures to be used for revoking a vote.

What does the Board recommend?

The Board’s recommendations are set forth after the description of the proposals in this proxy statement. In summary, the Board recommends a vote:

●	FOR the election of each of the nominated directors (see Proposal 1 on page 1);

●	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2015 (see Proposal 2 on page 12);

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●	FOR the non-binding, advisory vote to approve the compensation of the Company’s named executive officers (see Proposal 3 on page 33); and

●	FOR the approval of the MTS Systems Corporation Executive Variable Compensation Plan (see Proposal 4 on page 34).

If you return a properly executed proxy card without specific voting instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

What vote is required to approve each proposal?

For Proposal 1, the election of directors, each shareholder will be entitled to vote for nine nominees, and the nine nominees receiving the highest number of “FOR” votes will be elected.

For Proposals 2, 3 and 4, respectively, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2015, the non-binding, advisory vote to approve the compensation of the Company’s named executive officers and the approval of the MTS Systems Corporation Executive Variable Compensation Plan, each shareholder is entitled to one vote for each share of Common Stock held, and the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

With respect to any other matter that properly comes before the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

A “WITHHELD” vote will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted in favor of the director nominee with respect to whom authority has been withheld.

A properly executed proxy marked “ABSTAIN” with respect to Proposals 2, 3 or 4, and any other matter that properly comes before the Annual Meeting, will not be voted, although it will be counted for purposes of determining whether there is a quorum.  In Proposals 2, 3 and 4, abstentions will have the same effect as a negative vote.

If your shares are held in the “street name” of a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the proposal to be acted upon. If you do not give your broker instructions as to how to vote your shares, your broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters, such as the ratification of accounting firms. Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as the election of directors or the non-binding, advisory vote to approve the compensation of the Company’s named executive officers and the approval of the MTS Systems Corporation Executive Variable Compensation Plan.  These rules apply notwithstanding the fact that shares of our Common Stock are traded on the NASDAQ Global Select Market.

If your brokerage firm votes your shares only on “routine” matters because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted for or against the routine matter. If your brokerage firm lacks discretionary voting power with respect to an item that is not a routine matter and you do not provide voting instructions (a “broker non-vote”), your shares will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting, but will not be counted in determining the number of shares voted for or against the non-routine matter.

Who will count the vote?

Broadridge Financial Solutions, Inc. will act as inspector of elections to determine whether or not a quorum is present and tabulate votes cast by proxy or at the Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability?

If your shares are registered in more than one account, you will receive more than one Notice of Internet Availability. To ensure that all your shares are voted, vote electronically through the Internet or by telephone, or sign, date and return a paper proxy card for each Notice of Internet Availability you receive. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting Broadridge Financial Solutions, Inc. by telephone at 800-542-1061 or in writing at Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

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How will voting on any other business be conducted?

We do not know of any business to be considered at the Annual Meeting other than the matters described in this proxy statement.  However, if any other business is properly presented at the Annual Meeting, your proxy gives authority to each of David J. Anderson and Jeffrey A. Graves to vote on such matters at their discretion.

How are proxies solicited?

In addition to use of the Internet and mail, proxies may be solicited by our officers, directors, and other employees by telephone, through electronic transmission, facsimile transmission, or personal solicitation.  No additional compensation will be paid to such individuals for such activity.

What is “householding”?

We may send a single Notice of Internet Availability, as well as other shareholder communications, to any household at which two or more shareholders reside unless we receive other instruction from you.  This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs, and conserve natural resources.  If your Notice of Internet Availability is being householded and you wish to receive multiple copies of the Notice of Internet Availability, or if you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this practice for future mailings, you may contact Broadridge Financial Solutions, Inc., by telephone at 800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Who pays for the cost of this proxy solicitation?

We will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice of Internet Availability, the proxy statement and any additional information furnished to shareholders.  We will reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

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Appendix A

MTS Systems Corporation
Executive Variable Compensation (EVC) Plan

Approved by the Board of Directors November 18, 2014
Approved by Shareholders _____________Plan Effective as of September 27, 2015

i

ii

Section 1.	Establishment and General Purpose of the Plan

1.1
Establishment. On November 18, 2014, the Board of Directors of MTS Systems Corporation, upon recommendation by the Compensation Committee of the Company’s Board of Directors, approved a restated incentive plan for executives as described herein. The name of this plan is the “MTS Systems Executive Variable Compensation (EVC) Plan” (the “Plan”). The material terms of the Plan shall be submitted for approval by the shareholders of the Company at the Company’s 2015 Annual Meeting of Shareholders. The Plan shall be effective beginning with the Company’s fiscal year 2015, subject to its approval by the shareholders of the Company, and shall replace the EVC Plan approved by shareholders in 2010. No payments shall be made pursuant to the Plan unless and until the shareholders of the Company have approved the Plan.

1.2
Purpose. The purpose of the Plan is to focus efforts on achievement of near term financial objectives that are critical to the success of the Company; to reward accomplishments when performance meets or exceeds established targets or business plan objectives; and to more closely tie total compensation (salary plus EVC) to the financial results of the Company.  It is intended that, unless otherwise designated by the Committee at the time of the award, the “Performance-Based Awards” under this Plan shall be exempt from the limitation on the deductibility of compensation under §162(m) of the Code.

Section 2.	Definitions

Definitions as used in the Plan are:

2.1	“Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Company.

2.2
“Bonus Award” means the grant of the right to receive a cash bonus payable by the Company upon achievement of the Performance Goals as of the end of the Performance Period as designated by the Committee in accordance with the terms of the Plan, and shall include any Performance-Based Award.

2.3	“Code” means the Internal Revenue Code of 1986, as amended.

2.4	“Company” means MTS Systems Corporation, a corporation organized under the laws of the State of Minnesota (or any successor corporation).

2.5
“Committee” means the Compensation Committee of the Board of Directors. In the absence of the appointment of the Committee, references in the Plan to the Committee shall refer to the Board of Directors.

2.6
“Employee” means a person who performs services for the Company and who is regularly paid through the payroll of the Company, whether or not an officer or member of the Board, but excluding any temporary employee and any person serving the Company only in the capacity of a member of the Board of Directors.

2.7
“Named Executive” means, as of the last day of the Company’s fiscal year in which the Performance Period ends, the persons serving as the Company’s Chief Executive Officer and the three highest paid officers of the Company other than the Chief Executive Officer and the Chief Financial Officer of the Company.

2.8
“Outside Director” means a Director of the Company who:  (a) is not a current employee of the Company or Affiliate; (b) is not a former employee of the Company or Affiliate who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration (including any payment in exchange for goods or services) from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under §162(m) of the Code and regulations thereunder.

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2.9	“Participant” means an Employee who is eligible and is selected by the Committee to participate in the Plan.

2.10	“Performance Goals” means the level(s) of achievement of one or more Performance Measures that will determine whether any Bonus Award is earned and the amount of the Bonus Award.

2.11	“Performance-Based Award” is defined in Section 6.1 of the Plan.

2.12	“Performance Measures” is defined in Section 5.1 of the Plan.

2.13
“Performance Period” means the measuring period of time determined by the Committee, consisting of a period of any length, over which the Performance Goals established by the Committee must be achieved to earn a Bonus Award under the Plan.

2.14	“Plan” means the MTS Systems Corporation Executive Variable Compensation (EVC) Plan.

Section 3.	Administration

3.1
Composition of the Committee. The Compensation Committee of the Board of Directors shall administer the Plan, except that, with respect to any Bonus Award to any Named Executive that constitutes a Performance-Based Award, the Committee administering the Plan, or a subcommittee thereof, shall be composed solely of two or more persons who are Outside Directors.

3.2
Power and Authority of the Committee. The Committee is authorized to make all decisions as required in the administration of the Plan and to exercise its discretion to establish, amend, suspend, terminate, define, interpret, construe, apply, approve, withdraw and make any exceptions to the terms of the Plan it deems necessary or advisable for the proper administration of the Plan not inconsistent with the terms of the Plan. The Committee shall have the power and authority to grant Bonus Awards, including Performance-Based Awards, to Participants, including Named Executives, pursuant to the terms of the Plan. In particular, the Committee shall have the authority:

a.	to select eligible Employees to whom Bonus Awards may from time to time be granted hereunder;
b.
to determine the Performance Period, the Performance Measures, Performance Goals, and the criteria to determine the amount due under the Bonus Award (including, but not limited to, the degree to which the Performance Goals are met, the base salary or other compensation on which the Bonus Award is paid), and with respect to Participants who are not Named Executives, any other criteria or factors on which part or all of the Bonus Award will be based;

c.
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Bonus Award granted hereunder (including, but not limited to, any restriction on, forfeiture of, or repayment of any Bonus Award); and

d.	to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.3
Delegation of Authority. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the Chief Executive Officer of the Company the authority to exercise the powers specified in Section 3.2; provided, however, that no such authority shall be delegated to the Chief Executive Officer with respect to any Bonus Award that constitutes a Performance-Based Award to a Named Executive.

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3.4
Rule Making and Interpretations. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Bonus Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

Section 4.	Eligibility and Participation

4.1
Eligibility. The Company maintains the Plan primarily for Employees who are executive officers or senior management employees. The Committee shall select, from among the executive officers and senior management employees those Employees who will be eligible to participate in the Plan from time to time, in its sole discretion. Employees eligible for other variable compensation (i.e. commissions) are not eligible to participate in the Plan.

4.2
Participation. The Committee shall determine the date as of which each eligible Employee shall commence to participate in the Plan and the Bonus Award to which the Employee is then eligible. Selection as an eligible Employee to be a Participant in the Plan with respect to any designated Performance Period does not guarantee that the Employee will be selected to be a Participant in any other Bonus Award under the Plan, and the Committee shall not have any obligation for uniformity of treatment among eligible Employees.

4.3
Effect on Employment. In the absence of any specific agreement to the contrary, no Participant’s eligibility for a Bonus Award under the Plan shall affect any right of the Company or any Affiliate, to terminate, with or without cause, the Participant’s employment with the Company or any Affiliate at any time. Neither the establishment of the Plan, nor the granting of any Bonus Award hereunder, shall give any Participant (a) any rights to remain employed by the Company or any Affiliate; (b) any benefits not specifically provided for herein or in any Bonus Award granted hereunder; or (c) any rights to prevent the Company or any Affiliate from modifying, amending or terminating any of its other benefit plans of any nature whatsoever.

Section 5.	Performance Measures, Performance Goals and Performance Periods

5.1
Performance Measures. Unless and until the Board proposes for shareholder vote and shareholders approve a change in the general Performance Measures set forth in this Section, the Performance Measure(s) to be used by the Committee for purposes of setting Performance Goals under the Plan shall be chosen from among the following: (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity or sales); (d) cash flow return on investments (net cash flows divided by owners equity); (e) earnings before or after taxes, depreciation and/or amortization; (f) revenues and or sales (gross or net); (g) operating income (before or after taxes); (h) total shareholder return; (i) corporate performance indicators (indices based on the level of certain services provided to customers); (j) cash generation, working capital, profit and/or revenue targets; (k) growth measures, such as revenue or sales growth; (l) ratios, such as expenses or market share; and/or (m) share price (including, but not limited to, growth measures and total shareholder return).

5.2
Performance Goals. In setting Bonus Awards based on Performance Measures set forth in Section 5.1, the Committee may establish Performance Goals on an absolute basis, rate basis, or relative to a peer group performance or other benchmark, and the Performance Goals may contain a threshold, target and maximum in determining the range of a Bonus Award.  The determination of a Performance Goal may exclude the effect of changes in accounting standards and non-recurring unusual events specified by the Committee, such as write-offs, capital gains and losses and acquisitions and dispositions of businesses, subject to the limitations under Section 6.

5.3
Performance Period. The Committee shall establish the Performance Period over which the Performance Goals shall be achieved in order to earn the Bonus Award. The Performance Periods may run concurrently and may contain interim dates during the Performance Period on which the achievement of the Performance Goals will be determined. A Performance Period may be of any length, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria are not in any event set after 25% or more of such period has elapsed or after the achievement has become substantially certain).

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5.4
Modifications to Performance Goals. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the Performance Goals, subject to the limitations under Section 6.

Section 6.	Qualified Performance-Based Compensation

6.1
Compliance With Code Section 162(m). Unless the Committee irrevocably designates otherwise at the time the Bonus Award is granted, each Bonus Award to a Named Executive shall constitute “qualified performance-based compensation” within the meaning of §162(m) of the Code and regulations and other guidance promulgated thereunder (hereinafter referred to as a “Performance-Based Award”). Each of the provisions of Sections 6.2 to 6.7, and all of the other terms and conditions of the Plan as applied to any Performance-Based Award, shall be interpreted in such a fashion so as to qualify as “qualified performance-based compensation” within the meaning of §162(m) of the Code.

6.2
Shareholder Approval. Any Performance-Based Award shall be null and void and have no effect whatsoever unless the Plan shall have been approved by the shareholders of the Company at the Company’s 2015 Annual Meeting of Shareholders and periodically thereafter as may be required under §162(m) of the Code.

6.3
Limit of Performance Goals. The right to receive a Performance-Based Award shall be determined solely on account of the attainment of one or more pre-established, objective Performance Goals based upon one or more Performance Measures included in Section 5.1 of the Plan, as selected by the Committee in connection with the grant of the Performance-Based Award.

6.4	Maximum Performance-Based Award. The maximum bonus that may be paid to any Participant pursuant to any Performance-Based Award with respect to any fiscal year shall not exceed $2,000,000.

6.5	Timing of Performance-Based Award. The Committee shall, not later than the date set forth in Section 5.3 for each Performance Period:

a.	designate the Named Executives who will be Participants eligible for such Performance-Based Awards; and
b.	establish the Performance Goals for each Named Executive for that Performance Period based solely on those Performance Measures set forth in Section 5.1 above.

6.6
Certification. No later than 90 days following the end of the Performance Period and prior to payment of any Performance-Based Award to any Named Executive under the Plan, the Committee shall certify in writing as to the attainment of the Performance Goals upon which any Performance-Based Award is based.

6.7
Discretionary Reduction. The Committee, in its sole discretion, may reduce, in whole or in part, the payout otherwise payable to any Named Executive under any Performance-Based Award. The Committee shall have no authority or discretion to change any Performance-Based Award with respect to any Named Executive after the establishment of the Performance-Based Award that would result in the increase of any amount payable under the Plan.

Section 7.	Payment of Bonus Awards; Recoupment

7.1
Payouts; Deferral. Payouts of Bonus Awards will be made in cash or other readily-available funds within 90 days of the end of the Performance Period and, with respect to Performance-Based Awards, after the Committee’s certification as provided in Section 6.6, but in no event later than 75 days after the end of the later of the Company’s fiscal year or the Participant’s tax year in which the Bonus Award is earned.  To the extent permitted under the terms of any qualified pension or nonqualified deferred compensation plan maintained by the Company and §409A of the Code and regulations promulgated thereunder, the Participant may elect to defer payment of part or all of the Bonus Award, which to the extent deferred, shall thereafter be governed by the terms and conditions of that qualified pension or nonqualified deferred compensation plan.

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7.2
Taxes. In order to comply with all applicable federal or state income, social security, payroll, withholding or other tax laws or regulations, the Company may take such action, and may require a Participant to take such action, as it deems appropriate to ensure that all applicable federal or state income, social security, payroll, withholding or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from such Participant.

7.3
Nontransferability. Except as otherwise determined by the Committee, no right under any Bonus Award shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the time in which the requirement of continued employment or attainment of Performance Goals has not been achieved and prior to the date of actual payout.

7.4
Impact of Restatement of Financial Statements. If any of the Company’s financial statements are required to be restated resulting from errors, omissions or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Bonus Award with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the Bonus Award exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the Committee shall determine. The Committee may limit the application of this Section 7.4 to those responsible for the misstatement or to the Named Executives but in no event shall the amount to be recovered by the Company be less than the amount required to be recovered as a matter of law. The Committee shall determine whether the Company shall effect any such recovery (a) by seeking repayment from the Participant, (b) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of its affiliates, (c) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (d) by any combination of the foregoing.

7.5
Forfeiture and Recoupment. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of a Bonus Award consistent with law, and for greater clarity, the Committee may specify that the Participant’s rights, payments, and benefits with respect to a Bonus Award under the Plan shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions. Such events shall include, but shall not be limited to, termination of employment or services under certain or all circumstances, violation of material Company policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its subsidiaries.

Section 8.	Amendment and Termination

8.1
Term of Plan. The Plan shall continue in operation indefinitely, subject to the right of the Committee to terminate the Plan at any time; provided, however, that no Performance-Based Awards shall be granted after the fiscal year ending in 2020 unless and until the material terms of the Plan have been reapproved by the Company prior to that time.

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8.2
Amendments to and Termination of Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate the Plan.

8.3
Correction of Defects, Omissions and Inconsistencies. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Bonus Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 9.	Miscellaneous

9.1
Governing Law. Except as otherwise set forth herein the Plan and all of the Participants’ rights thereunder shall be governed by and construed in accordance with the internal laws of the State of Minnesota.

9.2
Severability. If any provision of the Plan, or any Bonus Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan, or any Bonus Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan and the Bonus Award, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan, any such Bonus Award shall remain in full force and effect.

9.3
No Trust or Fund Created. Neither the Plan nor any obligations to pay a Bonus Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to a Bonus Award, such right shall be no greater than the right of any unsecured general creditor of the Company or of any Affiliate.

9.4
Nature of Payments. Any and all cash payments pursuant to any Bonus Award granted hereunder shall constitute special incentive payments to the Participant, and, except to the extent that such plan or agreement expressly provides to the contrary, such payments shall not be taken into account in computing the amount of the Participant’s salary or compensation for purposes of determining any pension, retirement, death or other benefits under:

a.	any pension, retirement, profit sharing, bonus, life insurance or other employee benefit plan of the Company or any Affiliate or
b.	any agreement between the Company (or any Affiliate) and the Participant

9.5
Headings. Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

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MTS SYSTEMS CORPORATION
14000 TECHNOLOGY DRIVE
EDEN PRAIRIE, MN 55344

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 9, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MTSC2015
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 9, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M79487-P56923	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MTS SYSTEMS CORPORATION		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		All	All	Except

1.	Election of Directors	☐	☐	☐

Nominees:

	01) David J. Anderson	06) Barb J. Samardzich
	02) Jeffrey A. Graves	07) Michael V. Schrock
	03) David D. Johnson	08) Gail P. Steinel
	04) Emily M. Liggett	09) Chun Hung (Kenneth) Yu
05) Randy J. Martinez

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:						For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2015.					☐	☐	☐

3.	A non-binding, advisory vote to approve the compensation of the Company’s named executive officers.					☐	☐	☐

4.	To approve the Company’s Executive Variable Compensation Plan.					☐	☐	☐

NOTE: THIS PROXY/VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 3 and 4. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

This proxy should be marked, dated and signed by the shareholder(s) exactly as his, her or their name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. Jointly owned shares will be voted as directed unless another owner instructs to the contrary, in which case, the shares will not be voted.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M64857-P43576

PROXY

MTS SYSTEMS CORPORATION

Proxy for the Annual Meeting of Shareholders
February 10, 2015

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of MTS Systems Corporation, a Minnesota corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints David J. Anderson and Jeffrey A. Graves, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote all the shares of Common Stock of the Company, held of record by the undersigned on December 16, 2014, at the ANNUAL MEETING OF SHAREHOLDERS to be held on February 10, 2015, and any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Card to be signed on the reverse side